UNITARY MASTER LEASE AGREEMENT

Between

NNN REIT, LP,

a Delaware limited partnership, as Landlord,

and

Freedom Powersports Fort Worth, LLC, a Texas limited liability company; Freedom Powersports, LLC, a Texas limited liability company;
Freedom Powersports McKinney, LLC, a Texas limited liability company; Freedom Powersports Johnson County, LLC, a Texas limited liability company; Freedom Powersports Dallas, LLC, a Texas limited liability company;
Freedom Powersports Lewisville, LLC, a Texas limited liability company; and Freedom Powersports McDonough LLC, a Delaware limited liability company, collectively, as Tenant

RumbleOn (8-Site)    1

0914830\202909\12943031v7

TABLE OF CONTENTS
PAGE
ARTICLE I AGREEMENT TO LEASE    2
1.1Demise    2
1.2Condition    2
1.3Quiet Enjoyment    2
ARTICLE II TERM    2
2.1Term    2
2.2Option to Renew    3
2.3Termination    3
ARTICLE III RENT    3
3.1Base Rent    3
3.2Base Rent Increases    3
3.3Additional Rent; Rent Defined    4
3.4Payment of Rent    5
3.5Past Due Rent    5
ARTICLE IV USE AND OPERATION OF DEMISED PREMISES    5
4.1Permitted Use    5
4.2First-Class Operation    7
4.3Compliance with Legal Requirements    7
4.4Energy Efficiency, Waste Management and Green Building Practices.    7
4.5Environmental Compliance, Defense and Indemnity – Tenant Obligations.    8
4.6Mold and Other Biocontaminants    13
4.7Continuous Operations.    13
4.8Compliance With Title Restrictions, Etc    14
ARTICLE V TAXES AND ASSESSMENTS    14
5.1Real Estate Taxes and Assessments    14
ARTICLE VI UTILITIES    17
ARTICLE VII INSURANCE    17
7.1Insurance by Tenant    17
7.2Carriers and Features    20
7.3Failure to Procure Insurance    21
7.4Waiver of Subrogation - Personal Property of Tenant in the Demised Premises    21
ARTICLE VIII ADDITIONS, ALTERATIONS AND REMOVALS    21
8.1Permitted and Required Renovations.    21
8.2Prohibition    23
i

ARTICLE IX MAINTENANCE AND REPAIRS    23
9.1Tenant    23
9.2No Landlord’s Obligation    23
ARTICLE X DAMAGE OR DESTRUCTION    24
10.1Restoration and Repair    24
10.2Escrow of Insurance Proceeds    24
10.3Uninsured Losses    24
ARTICLE XI CONDEMNATION    25
11.1Eminent Domain - Generally    25
ARTICLE XII LANDLORD’S RIGHT OF ENTRY    27
ARTICLE XIII ASSIGNMENT AND SUBLETTING BY TENANT    27
13.1Assignment and Subletting    27
13.2No Release    29
13.3No Recognition    30
13.4Adequate Assurances in Bankruptcy    30
ARTICLE XIV LANDLORD’S INTEREST NOT SUBJECT TO LIENS    31
14.1Liens, Generally    31
14.2Mechanics’ Liens    31
14.3Contest of Liens    32
14.4Notices of Commencement of Construction    32
ARTICLE XV SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE    32
15.1Subordination    32
15.2Attornment    33
15.3Rights of Mortgagees and Assignees    33
ARTICLE XVI END OF TERM    33
16.1Surrender of Demised Premises    33
16.2Holding Over    34
ARTICLE XVII LIABILITY OF LANDLORD; INDEMNIFICATION    34
17.1Defense and Indemnity of Tenant by Landlord.    34
17.2Defense and Indemnification of Landlord by Tenant    35
17.3Notice of Claim or Suit    35
ARTICLE XVIII DEFAULT    35
18.1Events of Default    35
18.2Remedies on Default    38
18.3Landlord May Cure Tenant Default    40
18.4Rights Cumulative    40

18.5Landlord Default    40
18.6Leasehold Mortgages.    41
ARTICLE XIX TENANT’S PROPERTY    42
19.1Intentionally Deleted    42
ARTICLE XX NOTICES    42
ARTICLE XXI MISCELLANEOUS    43
21.1Characterization of Lease    43
21.2Estoppel Certificates    44
21.3Brokerage    44
21.4No Partnership or Joint Venture    44
21.5Entire Agreement    44
21.6Waiver    45
21.7Time    45
21.8Costs and Attorneys’ Fees; Consent    45
21.9Limitation on Liability of Landlord    45
21.10Records and Financial Statements    45
21.11Captions and Headings    46
21.12Severability    46
21.13Drafting    46
21.14Successors and Assigns    46
21.15Applicable Law, Venue and Jurisdiction    46
21.16Recordation of Memorandum of Lease    46
21.17Waiver of Jury Trial    47
21.18Counterparts    47
21.19Maintenance Records and Contracts    47
21.20Specially Designated Nationals and Blocked Persons.    47
21.21Guaranty    48
21.22Landlord’s Right of Assignment    48
21.24Intentionally Deleted.    49
21.25Force Majeure    49
21.26Master Lease Characterization    49
21.27Authority of Landlord and Tenant    50

21.28Security    50
21.29Joint and Several Liability    51

EXHIBIT “A”    LEGAL DESCRIPTION OF THE REAL PROPERTIES EXHIBIT “B”    TENANT ESTOPPEL CERTIFICATE
EXHIBIT “C”    MEMORANDUM OF LEASE EXHIBIT “D”    FINANCIAL INFORMATION
EXHIBIT “E”    UNCONDITIONAL AND CONTINUING GUARANTY EXHIBIT “F”    ANNUAL STORAGE TANK INFORMATION EXHIBIT “G”    OTHER LEASES
EXHIBIT “H”    CONSOLIDATED EBITDA

UNITARY MASTER LEASE AGREEMENT

THIS UNITARY MASTER LEASE AGREEMENT (the “Lease”) is made and entered into effective as of the 8th day of September, 2023 (the “Effective Date”) by and between NNN REIT, LP, a Delaware limited partnership (the “Landlord”), and Freedom Powersports Fort Worth, LLC, a Texas limited liability company; Freedom Powersports, LLC, a Texas limited liability company; Freedom Powersports McKinney, LLC, a Texas limited liability company; Freedom Powersports Johnson County, LLC, a Texas limited liability company; Freedom Powersports Dallas, LLC, a Texas limited liability company; Freedom Powersports Lewisville, LLC, a Texas limited liability company; and Freedom Powersports McDonough LLC, a Delaware limited liability company (collectively, the “Tenant”);

W I T N E S S E T H:

WHEREAS, Landlord acquired from Tenant or Tenant’s affiliates and owns title to nine
(9) certain parcels of real property as more particularly described in Exhibit “A” attached hereto (each a “Real Property” and collectively, the “Real Properties”), upon which are located a building and related site improvements such as pavement, access ways, curb cuts, parking, drainage systems and facilities, landscaping, and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone and natural gas, if applicable, signs, sign and light poles, HVAC and utility systems (the “Improvements”);

WHEREAS, Tenant or Tenant’s affiliates on the Effective Date hereof has conveyed the Real Properties and Improvements to Landlord together with all licenses, rights, privileges, tenements, hereditaments and appurtenances belonging or in any way appertaining to such Real Properties; and

WHEREAS, Tenant desires to lease from Landlord, and Landlord has agreed to lease to Tenant, the Real Properties and Improvements (each Real Property and its related Improvements are referred to herein individually as a “Demised Premise” or “Demised Property” and collectively as the “Demised Premises” or “Demised Properties”) upon the terms and conditions as more particularly hereinafter provided and described; and

WHEREAS, the obligations of Tenant under this Lease are guaranteed by Guarantor pursuant to that certain Guaranty of even date herewith;

WHEREAS, this Lease constitutes a single and indivisible lease of the Demised Premises, and is not an aggregation of leases for each separate Demised Property. Neither Landlord nor Tenant would have entered into this Lease except as a single and indivisible lease, and the rental herein has been established on the basis of the price paid by Landlord in its acquisition of the Demised Premises subject to a unitary master lease and not on the basis of the valuation or price of any individual Demised Property subject to separate leases; and

NOW, THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, and the mutual and reciprocal obligations undertaken herein, the parties hereto do hereby covenant, stipulate and agree as follows:

ARTICLE I AGREEMENT TO LEASE

1.1Demise. Landlord does hereby demise, let and lease unto Tenant, and Tenant does hereby hire, lease and take as tenant from Landlord the entire Demised Premises upon those terms and conditions hereinafter set forth.

1.2Condition. Landlord leases to Tenant and Tenant leases from Landlord the Demised Premises including, without limitation, the Storage Tank System in its “AS-IS, WHERE IS, WITH ALL FAULTS” condition, and Landlord makes absolutely no representations or warranties whatsoever with respect to the Demised Premises or the condition thereof. Tenant or its affiliate is the immediate past owner and operator of the Demised Premises. Tenant acknowledges that Tenant has both inspected and operated the Demised Premises prior to the commencement of this Lease, and that Tenant’s familiarity and knowledge of the condition of the Demised Premises including, without limitation, the Storage Tank System is vastly superior to that of Landlord. Landlord has not investigated and does not warrant or represent to Tenant that the Demised Premises are including, without limitation, the Storage Tank System fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever. Tenant acknowledges that Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Demised Premises in accordance with applicable governmental requirements, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities. Tenant agrees that, by leasing the Demised Premises, Tenant warrants and represents that Tenant has examined and approved all things concerning the Demised Premises which Tenant deems material to Tenant’s leasing and use of the Demised Premises. Tenant further acknowledges and agrees that (a) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Demised Premises including, without limitation, the Storage Tank System, or which have induced Tenant to execute this Lease except as set forth in Section 1.3 of this Lease, and (b) any other representations and warranties are expressly disclaimed by Landlord. The provisions of this Section 1.2 have been negotiated, and are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to the Demised Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or arising otherwise.

1.3Quiet Enjoyment. Landlord covenants and agrees that so long as Tenant shall timely pay all Rent due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant’s part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Demised Premises free of any interference from Landlord; subject, however, and nevertheless to the terms, provisions and conditions of this Lease.

ARTICLE II TERM

2.1Term. The initial term of this Lease (the “Initial Term”) shall, unless sooner terminated as elsewhere provided in this Lease, commence on the Effective Date and shall terminate and expire at 11:59 p.m. on the last day of the month following the fifteenth (15th)

anniversary of the Effective Date. The Initial Term, together with any properly exercised Option Period (defined in Section 2.2 below) shall be collectively referred to herein as the “Term”.

2.2Option to Renew. Tenant shall have and is hereby granted five (5) options (individually an “Option”) to extend this Lease beyond the Initial Term for an additional period of five (5) years each (individually an “Option Period”), upon the same terms, covenants, conditions and rental as set forth herein, except the Base Rent shall increase as provided herein. Tenant may exercise each such Option successively by giving written notice to Landlord not less than twelve (12) months prior to the expiration of the Initial Term of this Lease or expiration of the then current Option Period, as applicable. Notwithstanding the foregoing, Tenant shall not be entitled to extend the Term of this Lease if, at the time of exercise of an Option or at the time of commencement of an Option Period, Tenant is in default under any provision of this Lease as to which default Landlord has given notice to Tenant in accordance with Article XX hereof and such default remains uncured after the expiration of any applicable cure period. If Tenant shall fail, or shall not be entitled pursuant to the preceding sentence, to extend the Term of this Lease for an additional Option Period, all remaining rights of renewal shall automatically expire.

2.3Termination. Notwithstanding any present or future law to the contrary, this Lease shall not be terminated by Tenant for any failure of Landlord to perform pursuant to the terms and conditions of this Lease or otherwise for any reason, except in the event of a condemnation as more specifically provided in Article XI of this Lease.

ARTICLE III RENT

3.1Base Rent. Beginning on the Effective Date, and subject to proration as set forth below, Tenant shall pay annual base rent for the Demised Premises during the first (1st) Lease Year (as hereinafter defined), in equal monthly installments of THREE HUNDRED TWELVE THOUSAND TWO HUNDRED THIRTY FIVE AND 83/100 DOLLARS ($312,235.83), together with all applicable sales and use taxes thereon, if any (collectively, “Base Rent”). Base Rent for each Lease Year during the Term shall be paid by Tenant to Landlord in equal monthly installments, in advance, on the first (1st) day of each calendar month commencing on the first (1st) day of the calendar month immediately following the Effective Date, provided, however, Landlord and Tenant agree that the prorated Base Rent payable for the period from the Effective Date to the first (1st) day of the first (1st) full calendar month following the Effective Date, if any, plus Base Rent for the entire first (1st) month following the Effective Date shall be due on the Effective Date. For the purposes of this Lease, the term “Lease Year” shall mean for the first (1st) Lease Year the period commencing on the Effective Date and ending on the last day of the twelfth (12th) full calendar month following the Effective Date (i.e. if the Effective Date is not the first (1st) day of a calendar month the first (1st) Lease Year will be more than twelve (12) months in length). Each successive Lease Year after the first (1st) Lease Year shall be defined as each successive twelve (12) calendar month period. Base Rent shall be proportionately prorated for any partial month at the beginning of the first (1st) Lease Year, if any.

3.2Base Rent Increases. The capitalized terms used herein are defined below. Base Rent shall increase annually every Lease Year during the Term as more particularly set forth herein. Effective on each Adjustment Date, Base Rent shall be increased by the lesser of (i) two

(2.0) times the increases in the CPI or (ii) two percent (2.0%) per annum. The amount of the increase in the Base Rent shall be calculated as follows: (a) subtract one point zero (1.0) from a fraction, the numerator of which shall be the Variable Index, and the denominator of which shall be the Base Index; then (b) multiply the result obtained in (a) above by 2.0; and then (c) multiply the Base Rent for the month immediately prior to the Adjustment Date by the result obtained in
(b) above. Notwithstanding the foregoing, in no event shall the increase in Base Rent on any Adjustment Date be more than two percent (2.0%) and in no event shall the Base Rent decrease on any Adjustment Date. By way of example, if the Variable Index is 101 and Base Index is 100, and if the Base Rent is $20,000, the amount of the increase in the Base Rent would be [2.0 x (101/100 – 1.0) x 20,000 = $400.00].

The new Base Rent shall be payable in advance in consecutive monthly installments on the first (1st) day of each month until the next Adjustment Date, or the expiration of the Term, as the case may be. Landlord’s delay or the failure of Landlord, beyond commencement of any Adjustment Date in computing or billing for these adjustments will not impair the continuing obligation of Tenant to pay any and all Base Rent or other Rent due hereunder including any increased Base Rent from the Adjustment Date, when calculated and billed by Landlord. In applying the foregoing formula for Base Rent adjustments, the following terms shall have the following meaning:

“Adjustment Date” shall mean every year during the Term including throughout any exercised Option Period (i.e. the first (1st) day of the second (2nd) Lease Year and the first (1st) day of each successive Lease Year thereafter during the Term).

“Base Index” for the first (1st) Adjustment Date shall mean the CPI for the month which is two (2) months prior to the Effective Date. Thereafter, the Base Index shall mean the CPI for the month which is two (2) months prior to the prior Adjustment Date. By way of example, for the first (1st) Adjustment Date, the Base Index will be the CPI for the month which is two (2) months prior to the Effective Date, for the second (2nd) Adjustment Date, the Base Index will be the CPI for the month which is two (2) months prior to the first (1st) Adjustment Date, for the third (3rd) Adjustment Date the Base Index will be the CPI for the month which is two
(2) months prior to the second (2nd) Adjustment Date, etc.

“CPI” shall mean the Consumer Price Index for All Urban Consumers, All Items, U.S.A. Area, 1982-1984 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (U.S. City Average). If such index is discontinued, CPI shall then mean the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States Government as determined by Landlord.

“Variable Index” shall mean the CPI for the month which is two (2) months prior to the then current Adjustment Date.

3.3Additional Rent; Rent Defined. If Landlord shall make any expenditure for which Tenant is responsible or liable under this Lease, or if Tenant is or shall become obligated to

Landlord under this Lease for any sum other than Base Rent, the amount thereof shall be deemed to constitute additional rent (“Additional Rent”) and shall be due and payable by Tenant to Landlord, together with all applicable sales taxes thereon, if any, simultaneously with the next succeeding monthly installment of Base Rent or at such other time as may be expressly provided in this Lease for the payment of the same. For the purpose of this Lease, the term “Rent” shall mean and be defined as all Base Rent, and Additional Rent due from Tenant to Landlord hereunder.

3.4Payment of Rent. Each of the foregoing amounts of Rent and other sums shall be paid to Landlord without demand and without deduction, diminution, abatement, set-off, claim or counterclaim of any nature whatsoever which Tenant may have or allege to have against Landlord at law or equity, and all such payments shall, upon receipt by Landlord, be and remain the sole and absolute property of Landlord. All such Rent and other sums shall be paid to Landlord by legal tender of the United States at the following address: Lockbox 945205, Atlanta, Georgia 30394- 5205 or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant or, at Landlord’s option at any time during the Term, by electronic funds transfer to such account directed by Landlord in writing to Tenant or by Automated Clearing House Debit, as provided below in this Section. Upon request of Landlord, Tenant shall deliver to Landlord a complete Authorization Agreement – Pre-Arranged Payments in the form agreed to by the parties, together with a voided check for account verification, establishing arrangements whereby payments of the Base Rent and all other Rent are transferred by Automated Clearing House Debit initiated by Landlord from an account established by Tenant at a United States bank or other financial institution to such account as Landlord may designate. Tenant shall continue to pay all Rent by Automated Clearing House Debit unless otherwise directed by Landlord. Landlord may change the account for payment of Rent any time during the Term. If Landlord shall at any time accept any such Rent or other sums after the same shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.

3.5Past Due Rent. If Tenant fails to make any payment of Rent or any other sums or amounts to be paid by Tenant within five (5) days after the date such payment is due and payable, Tenant shall pay to Landlord an administrative late charge of five percent (5%) of the amount of such payment. In addition, such past due payment shall bear interest from the date such payment became due to the date of payment thereof by Tenant at a rate which is equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum interest rate then allowable under applicable laws (the “Default Rate”). Such late charge and interest shall constitute Additional Rent and shall be due and payable with the next installment of Rent due hereunder.

ARTICLE IV
USE AND OPERATION OF DEMISED PREMISES

4.1Permitted Use. Tenant covenants that it shall, throughout the Term of this Lease, use and occupy the Demised Premises only for any lawful commercial use which use shall be subject to and shall not conflict with any Title Restrictions, as defined herein, affecting title to the Demised Premises. Notwithstanding the foregoing provision, and, in addition to the foregoing use restriction, the following uses shall be prohibited on the Demised Premises under any and all circumstances:

(a)Any obnoxious odor, noise or sound which can be heard or smelled outside of the building, provided that any usual paging system shall be allowed and further provided that typical restaurant odors shall not be deemed prohibited hereby if such restaurant facilities have been properly constructed and maintained so as not to pollute.

(b)Any operation primarily used as a warehouse operation and any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation.

(c)Any mobile home, trailer court, labor camp, junk yard or stock yard (except that this provision shall not prohibit the temporary use of construction trailers during periods of construction, reconstruction or maintenance).

(d)Any dumping, disposing, incineration or reduction of garbage (exclusive of garbage compactors located in the rear of any building).

(e)Any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation.

(f)Intentionally deleted.

(g)Any bowling alley.

(h)Any skating rink, school or other place of public assembly.

(i)Any living quarters, sleeping apartments or lodging rooms.

(j)Any veterinary hospital or animal raising facility (except that this provision shall not prohibit pet shops such as PetSmart or Petstuff or the maintenance of live animals for sale or the provision of veterinary services in conjunction with the operation of any such pet shop).

(k)Any mortuary.

(l)Any establishment which displays, exhibits or sells pornographic materials, including, without limitation any adult book or film store and any adult entertainment nightclub.

(m)Any bar, tavern or other establishment whose principal business is the sale for on premises consumption of alcoholic beverages, provided that nothing contained herein shall prohibit the selling of alcoholic beverages by a restaurant operation not otherwise prohibited by this Lease.

(n)Any flea market, amusement arcade, pool or billiard hall, dance hall or discotheque, carnival, circus or off-track betting parlor.

(o)Intentionally deleted.

(p)Any central laundry, dry cleaning facility or laundromat.

(q)Any so called “head shop” and the sale of rolling paper and other drug paraphernalia. Any use which involves the sale or dispensing of marijuana or marijuana derivatives no matter the form.

(r)Intentionally deleted.

4.2First-Class Operation. Throughout the Term of this Lease, Tenant shall operate the Demised Premises in a first class manner and in a fashion so as to maximize gross operating profit for the Demised Premises. Tenant shall further provide, or commit its affiliates to provide, all group services, facilities and benefits generally available to similar facilities operated elsewhere by Tenant.

4.3Compliance with Legal Requirements. Tenant shall at all times use, keep and maintain the Demised Premises in compliance with all applicable laws, ordinances, statutes, rules, regulations, orders, directions and requirements of all federal, state, county and municipal governments currently in existence or hereafter enacted or rendered and of all other governmental agencies or authorities having or claiming jurisdiction over the Demised Premises or the business activities conducted thereon or therein and of all of their respective departments, bureaus, agencies or officers, and of any insurance underwriting board or insurance inspection bureau having or claiming such jurisdiction or any other body exercising similar functions (collectively, “Legal Requirements”). In no event shall the imposition or enforcement of the Legal Requirements excuse or relieve Tenant’s obligation to pay Rent. Notwithstanding the generality of and without limiting the foregoing, Tenant shall, at its sole expense, maintain the Demised Premises in full compliance with (i) all Legal Requirements related to or governing accessibility for the disabled or handicapped, including, but not limited to, any applicable provisions of The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Americans With Disabilities Act, the accessibility code(s), if any, of the States in which the Demised Premises are located, and all regulations and guidelines promulgated under any all of the foregoing, as the same may be amended from time to time (collectively the “Accessibility Laws”), (ii) all Legal Requirements related to or governing the use of energy or natural resources on the Demised Premises, including but not limited to any energy usage or benchmarking reporting requirements, and any water usage, recycling and sustainability requirements, and (iii) all Legal Requirements related to or resulting from climate change prevention, including but not limited to energy efficiency mandates, water conservation mandates, restriction on sales or use of certain fuels, mandates for alternative fuels, permitting obligations, restrictions on or a duty to inventory and report greenhouse gas emissions, requirements to purchase carbon credits, and construction, operational or other measures to mitigate risks of drought, fire, flood, rising sea levels, storm surge risks, or so called “extreme weather” risks. Landlord shall have no obligation to keep and maintain the Demised Premises in compliance with the Legal Requirements, including the Accessibility Laws, and Tenant shall defend and indemnify Landlord for any claims of non-compliance with Legal Requirements made by third parties, including when such claims are brought in the form of a class action (“Third Party Non-Compliance Claims”), unless such claims are based solely upon actions of Landlord. If a Third-Party Non-Compliance claim is brought in the form of a class action lawsuit then Tenant’s defense requirements shall be met by payment of a percentage of the costs and legal fees incurred by Landlord in defending said action.

4.4Energy Efficiency, Waste Management and Green Building Practices.

(a)Sustainability Requirements. Landlord’s sustainability practices address whole-building operations and maintenance issues, including chemical use, indoor air quality, energy efficiency, water efficiency, recycling programs, exterior maintenance programs, and standards for green building energy, water, indoor air quality and lighting. Landlord encourages Tenant to conserve water and reduce carbon emissions, energy costs and any energy waste in Tenant’s use of the Demised Premises.

(b)Energy-Efficiency Measures. Tenant agrees to comply with any applicable Legal Requirements in its use of energy at the Demised Premises. In addition, within forty-five
(45) days of request from Landlord made not more than once in any calendar year Tenant shall provide Landlord with energy usage data for the Demised Premises in such forms as Landlord may reasonably request provided such data is reasonably available to Tenant, including Tenant’s utility invoices and statements regarding water and other utility usage.

(c)Recycling and Waste Management. Tenant covenants and agrees to comply with all present and future Legal Requirements regarding the collection, sorting, separation and recycling of garbage, trash, rubbish and other refuse.

4.5Environmental Compliance, Defense and Indemnity – Tenant Obligations.

(a)Definitions. The following terms shall have the following meanings:

(i)“Environmental Requirements” shall mean without limitation any and all Legal Requirements currently in existence or hereafter enacted or rendered which pertain to, regulate, or impose liability or standards of conduct concerning protection of the environment or human health, including but not limited to all federal, state, and local government laws (including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”), Federal Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976 (“RCRA”), any state or local act, law, or code, and any applicable common law), rules, and regulations (including 40 Code of Federal Regulations, Part 280 and state and local rules and regulations).

(ii)“Hazardous Materials” shall mean any and all toxic, hazardous, or other substances (including chemicals, materials or pollutants) of any kind or nature, which are regulated, governed, restricted or prohibited by Environmental Requirements, and shall include (without limitation), (A) all oil, gasoline and petroleum based substances, including “petroleum product”, (B) any “hazardous waste” as defined by RCRA and regulations promulgated thereunder;
(C) any “hazardous substance” as defined by CERCLA and regulations promulgated thereunder;
(D) asbestos; (E) polychlorinated biphenyls; (F) any substance prohibited by Environmental Requirements; and (G) any other substance which requires special handling or notification of any federal, state, county or local governmental authority in its collection, storage, treatment, release or disposal to comply with Environmental Requirements

(iii)“Landlord Release” shall mean a Release caused solely by the grossly negligent, reckless or intentional acts of Landlord or its invitees, licensees, or contractors while on or about the Demised Premises during the Term. The term “grossly negligent”, “reckless”

and “intentional acts” of Landlord as used in this subsection or elsewhere in this Lease shall not include gross negligence, recklessness or strict liability imputed or imposed on Landlord as a matter of law by reason of Landlord’s ownership interest in the Demised Premises or Landlord’s failure to act with respect to any matter which is Tenant’s obligation under this Lease.

(iv)“Pre-Existing Environmental Condition” shall mean the presence of: (aa) Hazardous Materials in soil, groundwater or surface water on or about the Demised Premises which first existed or first occurred prior to the Effective Date; or (bb) any other environmental condition in the soil, groundwater or surface water on or about the Demised Premises, which first existed or first occurred prior to the Effective Date.

(v)“Release” shall mean any active or passive spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment any Hazardous Materials on, over, under, from or affecting the Demised Premises or the air, soil, water vegetation, buildings, personal property, persons or animals thereon, whether occurring before or during the Term of this Lease. “Release” also includes any threatened Release.

(vi)“Storage Tank System” shall mean a complex of one or more underground or aboveground storage tanks and their associated underground, above ground, and/or connected piping and related fuel dispensing, pumping, mechanical, control and detection equipment, as more particularly located on the Demised Premises and includes any such tanks, piping or equipment, including upgrades thereto, installed on the Demised Premises after the Effective Date. Tenant shall not permit any material changes to be made to the Storage Tank System without obtaining Landlord’s prior written consent. Tenant may remove the Storage Tank System upon providing notice to Landlord. Tenant is and shall remain and be the owner and operator of the Storage Tank System on the Demised Premises, and, accordingly, Tenant is further deemed to be such for purposes of compliance with and liabilities arising from all applicable laws relating to such Storage Tank System.

(b)Environmental Compliance. Tenant shall comply with all Environmental Requirements relating to the use, storage, transportation, dispensing, sale or Release of Hazardous Materials at the Demised Premises prior to or during the Term. Without limiting the foregoing, Tenant shall comply with all Environmental Requirements relating to the Storage Tank System, their construction, operation, maintenance, calibration and alarm systems, and promptly shall implement any and all upgrade requirements and replacement requirements promulgated by any government agency having jurisdiction at the earliest possible time, but in any event, no later than any applicable deadline announced or promulgated by the government agency. Tenant shall not use, store, transport, dispense or sell Hazardous Materials at the Demised Premises, or surrounding areas, except as reasonably necessary for a permitted use of the Demised Premises. Tenant shall not Release, nor shall Tenant permit any employee, contractor, agent, invitee, licensee, customer or sublessee to Release, any Hazardous Materials on or into the Demised Premises, into the air or the surrounding land, surface water or ground water. Any fuel spills immediately shall be remediated using absorbent or other appropriate materials. Water shall not be used to clean gasoline or diesel from the surfaces of the Demised Premises. All reporting, investigation and/or remediation requirements under any Environmental Requirement with respect to any and all Releases of Hazardous Materials at, on, from or near the Demised Premises are the responsibility of Tenant. Tenant promptly shall abate and remediate any Release in compliance with all Environmental Requirements. All reporting requirements related to the use of Hazardous Materials at the Demised Premises shall be the responsibility of Tenant.

(c)Tenant’s Remediation Obligations. Tenant shall promptly abate and remediate, to the extent required by Environmental Requirements, any and all Hazardous Materials located at, on, under or emanating from the Demised Premises in violation of Environmental Requirements, whether first occurring prior to or during the Term of this Lease, including but not limited to any Pre-Existing Environmental Condition, with the exception of Hazardous Materials on the Demised Premises resulting solely from a Landlord Release. Tenant’s responsibilities shall include, without limitation, at Tenant’s sole cost and expense, permitting, reporting, assessment, testing, investigation, treatment, removal, remediation, transportation and disposal of Hazardous Materials at, on or under the Demised Premises in accordance with all Environmental Requirements. The obligations of Tenant shall include, without limitation, the obligation to pay all costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision under applicable Environmental Requirements.

While Landlord is not required to incur any costs, fees or expenses for environmental compliance, testing, investigation, assessment, reporting, remediation or cleanup relating to Hazardous Materials at, on or under the Demised Premises or relating to the operation of the Storage Tank System (including environmental consulting and remediation fees and attorneys’ fees and costs). However, if Tenant (i) fails to perform any remediation required hereunder and required by applicable Environmental Requirements, (ii) Tenant fails to operate the Storage Tank System in compliance with the Environmental Requirements, or (iii) fails to timely respond to any notice of violation or any request for either information or action from any governmental authority with respect to the operation of the Storage Tank System on the Demised Premises, then Landlord upon fifteen (15) days’ written notice to Tenant (or such lesser period of time in the event of an emergency as reasonably determined by Landlord), Landlord may exercise self-help as Landlord reasonably determines is necessary or useful to address such non-compliance and in addition to any other rights and remedies Landlord may have hereunder, Landlord shall be entitled to recover from Tenant any costs, fees or expenses for environmental compliance, testing, investigation, assessment, reporting, remediation or cleanup relating to Hazardous Materials at, on or under the Demised Premises relating to the repair or operation of or the pumping of fuel from the Storage Tank System (including environmental consulting and remediation fees and attorneys’ fees and costs). Tenant shall promptly reimburse Landlord for said costs, expenses or fees within ten (10) days after written demand accompanied by third party invoices for such costs.

(d)Hazardous Material Tenant’s Payment, Defense and Indemnity Obligations.

(i)Tenant’s obligations hereunder for all Hazardous Materials located at, on, under or emanating from the Demised Premises, whether first occurring before or during the Term, shall include Tenant’s obligation to pay and resolve at Tenant’s sole costs and expense any and all: (i) claims made by third parties, including but not limited to government agencies, for damages, costs, expenditures for injury to any persons or injury to property, including to the surrounding air, land, surface water, and ground water, resulting from Hazardous Materials at, on or under the Demised Premises or emanating from the Demised Premises in violation of applicable

Environmental Requirements; (ii) damages for injury to the buildings, fixtures, appurtenances, equipment and other personal property of Landlord, if any, to the extent caused by Hazardous Materials at, on or under the Demised Premises or emanating from the Demised Premises in violation of applicable Environmental Requirements; (iii) fines, costs, fees, assessments, taxes, demands, orders, directives or any other requirements imposed under any Environmental Requirements with respect to Hazardous Materials at, on or under the Demised Premises or emanating from the Demised Premises; and (iv) damages, costs and expenditures for injury to natural resources to the extent caused by Hazardous Materials at, on or under the Demised Premises or emanating from the Demised Premises in violation of applicable Environmental Requirements.

(ii)Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises for operation as a retail store, damages arising from any adverse impact on marketing of space of the Demised Premises for operation as a retail store, and sums paid in settlement of claims, reasonable attorneys’ fees, consultation fees, and expert fees) which arise during or after the Term of this Lease (i) as a result of the existence of Hazardous Materials on the Demised Premises or emanating from the Demised Premises in violation of Environmental Requirements or (ii) as a result of the operation of the Storage Tank System in violation of Environmental Requirements, whether first occurring prior to or during the Term, no matter how occurring, except as specifically excluded in the following sentence in this subsection. There shall be excluded from Tenant’s defense and indemnity obligations under this subsection any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses that both (i) arise as a result of a Landlord Release, and (ii) are not covered by any insurance Tenant was required to carry under this Lease or by insurance that Tenant carried above and beyond what is required under this Lease. Tenant’s defense and indemnity obligation shall include but shall not be limited to defending and indemnifying Landlord for any claim made by the governmental agency that the Storage Tank System has been operated in violation of Environmental Requirements or that Tenant has failed to meet any applicable reporting and record keeping requirements.

(e)Tenant Records and Notification Obligation. On or prior to February 1 of each calendar year during the Term, Tenant shall provide to Landlord the information as to the Storage Tank System set forth on Exhibit “F” attached hereto and made a part hereof. Tenant immediately shall notify Landlord of any of the following: (i) Tenant’s receipt of any correspondence or communication from any person or entity regarding any alleged violations in connection with the application of Environmental Requirements to the Demised Premises or Tenant’s operation of the Demised Premises; (ii) Tenant’s receipt of any correspondence, communication or notifications of Tenant’s alleged non-compliance with either the Federal or State Emergency Planning and Community Right to Know Acts; (iii) any change in Tenant’s operations on the Demised Premises that will enlarge or has the potential to enlarge Tenant’s obligations or liabilities under the Environmental Requirements; and (iv) any Releases or suspected Releases of any and all Hazardous Materials at, from or near the Demised Premises, including without limitation, any automated warnings or alarms of possible leaks or spills in connection with the Storage Tank System upon discovery by Tenant or notification to Tenant of the same. Tenant shall provide Landlord with copies of all reports, studies, complaints, claims, directives, citations, demands, inquiries, notices of violation, or orders relating to Hazardous Materials at or emanating from or to the Demised Premises, at any time, or any alleged non-compliance with Environmental Requirements at the Demised Premises, reasonably promptly (and in no event later than fifteen
(15) days) after such documents are provided to or generated by Tenant. Landlord shall have the right to require Tenant to provide to Landlord copies of Tenant’s file with respect to environmental matters on the Demised Premises. Upon such request, Tenant shall provide a copy of all correspondence, reports and other written material in Tenant’s environmental file for the Demised Premises.

(f)Landlord’s Right of Entry. At Landlord’s expense and discretion, Landlord, or its representatives or consultants, shall have the right to enter upon the Demised Premises and make any inspection, tests, borings, measurements, investigation or assessment Landlord deems necessary in the exercise of its reasonable judgment in order to determine the presence of Hazardous Materials and/or determine whether the Demised Premises is in compliance with applicable Environmental Requirements, including but not limited to any inspection of the Storage Tank System by Landlord or environmental consultants engaged by Landlord. Any entry on the Demised Premises by Landlord shall be performed in accordance with the requirements of Article XII of this Lease. Nothing herein shall be deemed to require Landlord to conduct any such testing, measurement, investigation or assessment. Landlord shall give Tenant a minimum of fifteen (15) days written notice prior to conducting any such inspection, tests, borings, measurements, investigation or assessment, except under urgent or emergency conditions Landlord shall only be obligated to give such notice as is reasonable given the emergency circumstances. However, if Tenant or Landlord has received (i) a notice of violation, a notice of non-compliance with any Environmental Requirements from any governmental agency or from any other person or entity,
(ii) a notice of a fine or other penalties being imposed on Tenant, Landlord or the Demised Premises from any governmental agency, or (iii) a request or demand to correct any deficiency in the operation or use of the Storage Tank System by any governmental agency, then Landlord shall only be obligated to give Tenant three (3) days’ written notice prior to conducting any such inspection, tests, borings, measurements, investigation or assessment. Landlord’s right of entry and inspection shall include the right to inspect and obtain a copy of (at no cost to Landlord) Tenant’s records required to be maintained pursuant to Environmental Requirements whether located at the Demised Premises or at Tenant’s offices.

(g)Resolution of Environmental Matters at Expiration or Termination of
Tenancy.

(i)Tenancy Close-Out Environmental Assessment and Report. Not
later than the earlier of (aa) thirty (30) days prior to the expiration of the Lease or (bb) ninety (90) days after termination of its tenancy at the Demised Premises, whichever may apply, Tenant shall submit to Landlord (I) a copy of all of Tenant’s records relating to obligations under this Section 4.5, and (II) all records relating to the determination of the integrity and tightness of all Storage Tank Systems on the Demised Premises. Landlord shall have the option to order a report of any environmental assessment pursuant to ASTM and/or prevailing industry standards, conducted by an independent, qualified, and adequately insured consultant firm, to (1) identify and assess the presence of Hazardous Materials on, in, or at the Demised Premises, and, where information indicates migration of Hazardous Materials off site and it is practical to do so, off site of the Demised Premises; and (2) determine any needed remedial actions needed or pending regulatory obligations performance or resolution of which is required to comply with Environmental

Requirements or restore the Demised Premises as set forth in this Section 4.5. Landlord shall have the ability to rely upon the report and update and supplement such report as needed through the date of the end of the tenancy to reflect any change in conditions or new information pertaining to the methodology or findings of the report.

(ii)Remedial and Corrective Actions; Closure of Storage Tank System. Not later than the later of: (aa) one hundred eighty (180) days prior to the expiration of the Term, (bb) ninety (90) days after the earlier termination of this Lease, or (cc) such longer time as is approved in writing by Landlord or by applicable governmental authorities with the concurrent written consent of Landlord, Tenant shall provide Landlord with written evidence and assurances that, as of the date of the end of its tenancy at the Demised Premises, the Demised Premises and any Storage Tank System left at the Demised Premises comply with all Environmental Requirements and, where applicable, any required regulatory closures have been obtained. Within thirty (30) days after the expiration of the Term or earlier termination of this Lease, Tenant shall remove any equipment or Storage Tank System. Tenant shall remove all required equipment or Storage Tank System in accordance with all Environmental Requirements, and if Tenant fails to do so within thirty (30) days of the expiration of the Term or earlier termination of this Lease, Landlord, in addition to any other remedies, shall be entitled to remove such equipment or Storage Tank System, assess whether there are any Releases of Hazardous Materials that occurred prior to or during the Term of this Lease that violate any applicable Environmental Requirements, remediate any such Releases in accordance with all Environmental Requirements, and obtain regulatory closure from the appropriate governmental authorities, all at Tenant’s sole expense, which Tenant hereby promises and covenants to pay promptly.

Prior to the expiration of the Lease, Tenant shall have filed with the applicable governmental authority an acceptable Corrective Action Plan, as such term is or may be defined by applicable Environmental Requirements, to remove or remediate Hazardous Materials present at, on, under or released from any Demised Premise so that the Demised Premise meets all then-applicable Environmental Requirements.

(h)Survival. The provisions of this Section 4.5 shall survive expiration or termination of the Lease but nothing herein shall obligate Tenant for any Hazardous Materials first existing on the Demised Premises after the date of expiration or termination of this Lease.

4.6Mold and Other Biocontaminants. Tenant shall, during the Term of this Lease and any renewals thereof, (i) provide prompt written notification of the presence of biocontaminants, such as mold on the Demised Premises in violation of any Environmental Requirements; (ii) promptly undertake appropriate assessment, remedial and preventative actions sufficient to meet any Environmental Requirements regarding the prevention and removal of mold or other bio- contaminants on the Demised Premises. The provisions of this Section 4.6 shall survive expiration or termination of the Lease but nothing herein shall obligate Tenant for any mold or other biocontaminants first existing on the Demised Premises after the date of expiration or termination of this Lease.

4.7Continuous Operations. Tenant shall have no obligation to continuously operate its business at the Demised Premises; provided, however, Tenant shall not be permitted to cease operations or “go dark” if the same would violate any Legal Requirements or Title Restrictions or trigger a change in zoning status at the Demised Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall not cause or permit the Demised Property located at 1320 S. Stemmons Freeway, Lewisville, TX to be closed for business or otherwise not operating for a period of time in excess of four (4) consecutive months without the written consent of the Landlord, which consent Landlord shall not unreasonably withhold or delay.

4.8Compliance With Title Restrictions, Etc. Tenant, at its sole cost and expense, shall comply with all restrictions, agreements, easements, covenants, plats, including, but not limited to, all matters of record encumbering, affecting or restricting the Demised Premises (collectively, the “Title Restrictions”). Tenant shall comply with and perform all obligations set forth in the Title Restrictions, whether performable prior to or during the Term, including, without limitation, all insurance requirements, regardless of whether any such requirements exceed the requirements otherwise set forth in Article VII below. Further, in addition to Tenant’s payment obligations under this Lease, Tenant shall pay all sums charged, levied or assessed under all Title Restrictions promptly as the same become due and shall furnish Landlord evidence of payment thereof, whether incurred or assessed prior to or during the Term. If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Demised Premises, (ii) violate the provisions of any restrictive covenant or zoning laws affecting the Demised Premises, (iii) hinder or obstruct any easement or right-of-way to which the Demised Premises is subject, or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary and if approved by Landlord, making alterations. Landlord shall have no obligation to keep and maintain the Demised Premises in compliance with any Title Restrictions, and shall have no obligation to make any payments under any Title Restrictions.

If Tenant shall be in default under any of the provisions of this Section 4.8, in addition to all of the remedies provided in Article XVIII, Landlord may after thirty (30) days written notice given to Tenant and failure of Tenant to cure during said period, but without notice in the event of an emergency or during the continuance of an Event of Default, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency, Landlord shall make reasonable efforts to notify Tenant of the situation by phone or other available communication before taking any action to cure such default. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

ARTICLE V
TAXES AND ASSESSMENTS

5.1Real Estate Taxes and Assessments. Tenant shall pay all Real Estate Taxes (as hereinafter defined) that (i) are imposed or relate to the time period prior to the Term, (ii) are imposed or relate to the Term, and (iii) are imposed or assessed after the Term that relate to the Term.

(a)As used herein, “Real Estate Taxes” shall mean all taxes, assessments, tax increment financing charges or assessments, and all other governmental impositions and charges of every kind and nature whatsoever, extraordinary, special and ordinary, and each and every installment thereof which are charged, laid, levied, assessed, or imposed upon, or arise in connection with, the use, occupancy or possession of the Demised Premises or any part thereof, including, without limitation, ad valorem real and personal property taxes, non-ad valorem taxes, tax increment financing payments or any similar payments, special taxing district taxes or charges, infrastructure improvement or construction charges or assessments, and all taxes charged, laid, levied, assessed or imposed in lieu of or in addition to any of the foregoing by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of federal, state, county and municipal governments and of all other governmental authorities whatsoever.

(b)On or before the later of (i) ten (10) days after Tenant’s receipt of a copy of the bill for Real Estate Taxes or (ii) ten (10) days prior to the date such bill is due and payable without interest or penalty, Tenant shall pay directly to the applicable taxing or assessing authority, all Real Estate Taxes. Tenant may elect to pay any assessment over the longest period allowed by law, provided, however, Tenant shall pay any penalty or interest imposed as a result of such election. Tenant shall furnish written evidence to Landlord of the payment of Real Estate Taxes within ten (10) days after payment thereof. However, upon any failure of Tenant under any provision of this Lease to make any payment on the due date thereof (even if Tenant cures said failure during any applicable cure period), then Landlord may, upon notice to Tenant, elect to change the method of the payment of Real Estate Taxes to require Tenant to pay all Real Estate Taxes directly to Landlord on a monthly basis for the remainder of the Term. More particularly, upon Landlord’s election, Tenant shall pay the Real Estate Taxes in equal monthly installments in advance, together with its payment of Base Rent, in such amounts as are reasonably estimated and billed by Landlord based upon the total Real Estate Taxes for the preceding year (the “Estimated Taxes”). Landlord may, once per calendar year, revise its estimate and may adjust such monthly payment accordingly. Within ninety (90) days of Landlord receiving all of the actual tax bills for such calendar year, Landlord will deliver a statement (the “Statement”) to Tenant which will (i) specify the actual amount of Real Estate Taxes due on the Demised Premises for such calendar year, (ii) include a recalculation of Real Estate Taxes for such calendar year based on the amount of the actual taxes for such year (the “Actual Taxes”); (iii) include a copy of the tax bill or bills; and (iv) set forth the Estimated Taxes for the next calendar year. If the Statement shows that the Actual Taxes Tenant owed for the prior calendar year were less than the Estimated Taxes paid by Tenant for such calendar year, Landlord shall return the difference (“Overpayment”). If the Statement shows that the Actual Taxes Tenant owed for the prior calendar year were more than the Estimated Taxes paid by Tenant for such calendar year, Tenant shall return the difference (“Underpayment”). The Overpayment or Underpayment shall be paid within thirty (30) days of delivery of the Statement to Tenant. Upon written request from Tenant, Landlord shall deliver to Tenant evidence of the payment of the Real Estate Taxes for the calendar year no later than thirty
(30) days after the date Real Estate Taxes would be delinquent.

(c)Tenant shall have the right to participate in all negotiations of the Real Estate Taxes and shall also have the right to contest the validity or the amount of any Real Estate

Taxes by such appellate or other proceedings as may be appropriate in the jurisdiction, and may, if applicable, defer payment of such obligations if payment would operate as a bar to such contest, and, if applicable, pay same under protest, or take such other steps as Tenant may deem appropriate, provided, however, that Tenant indemnifies Landlord from any expense (including reasonable attorneys’ fees) or liability arising out of such contest, pursues such contest in good faith and with due diligence, posts any bond or security required by law in connection with such contest, gives Landlord written notice of its intention to contest, and takes no action which shall cause or allow the institution of any foreclosure proceedings or similar action against the Demised Premises. Landlord shall, at Tenant’s expense, cooperate in the institution and prosecution of any such proceedings initiated by Tenant and shall execute any documents which Landlord may reasonably be required to execute and shall make any appearances which Landlord may reasonably be required to make in connection with such proceedings.

(d)Should Landlord institute proceedings to contest the validity or the amount of any Real Estate Taxes, Tenant shall cooperate and shall make any appearances which Tenant may reasonably be required to make in such proceedings but shall not be obligated to incur any expense in connection therewith; provided, however, that Landlord pursues such contest in good faith and with due diligence and Landlord shall take no action which shall cause or allow the institution of any foreclosure proceedings or similar action against the Demised Premises which might result in the termination of this Lease. Landlord may only exercise its rights to contest the validity or the amount of any Real Estate Taxes pursuant to this Section 5.1(d) in the event Tenant chooses not to contest the validity or the amount of any Real Estate Taxes pursuant to its rights under Section 5.1(c).

(e)Should any of the proceedings referred to in the preceding two paragraphs
(c) and (d) of this Section 5.1 result in reducing the total annual Real Estate Taxes, Tenant shall be entitled to receive all refunds by the taxing authorities attributable to the Demised Premises for any period for which Tenant has paid Real Estate Taxes after deducting therefrom payment of all of Landlord’s and Tenant’s expenses incurred in any such proceeding in which a refund is paid. If no refund shall be secured in any such proceeding, the party instituting the proceeding shall bear the entire cost, or if Landlord institutes the proceeding at Tenant’s request, Tenant shall bear the entire cost.

(f)Except for Real Estate Taxes, nothing in this Section 5.1 shall require Tenant to pay or reimburse Landlord for the payment of (i) any income, profit, inheritance, estate, succession, or gift taxes which are or may be imposed upon Landlord, its successors or assigns, by whatever authority imposed or however designated, or (ii) any tax, assessment, charge or levy imposed or levied upon or assessed against any property of Landlord other than the Demised Premises or any income to, or business activity of, Landlord not associated with the Demised Premises.

(g)Tenant shall pay and discharge, when due, all taxes assessed during the Term of this Lease against any leasehold interest or the FF&E and any other personal property of any kind owned by or placed in the Demised Premises by Tenant. Tenant shall pay and discharge any and all taxes assessed or imposed on the entry into this Lease by Landlord and Tenant and/or the conveyance of the leasehold interest by Landlord to Tenant. Furthermore, Tenant shall pay any taxes, fees or assessments imposed as a result of the recording of any memorandum of lease evidencing the leasehold estate, if any. In addition to the Rent and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord, simultaneously with such payment of such Rent or other sums or amounts, the amount of any applicable sales, use or excise tax on any such Rent or other sums or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the States in which the Demised Premises are located or any other federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the amounts with respect to which such taxes are payable are paid by Tenant to Landlord.

Landlord’s failure to deliver any tax bill or invoice in any time required herein shall not relieve Tenant of the ultimate responsibility for Tenant to pay any and all said Real Estate Taxes, except for any penalties or interest that result from said late delivery by Landlord to Tenant.

ARTICLE VI UTILITIES

Tenant shall be liable for and shall pay directly all charges, rents and fees (together with any applicable taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges or similar items in connection with the use or occupancy of the Demised Premises before and/or during the Term of this Lease. Landlord shall not be responsible or liable in any way whatsoever for the impairment, interruption, stoppage, or other interference with any utility services to the Demised Premises not caused by the acts of Landlord, its agents, employees, contractors, invitees or licensees on the Demised Premises. In any event no interruption, termination or cessation of utility services to the Demised Premises shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder.

ARTICLE VII INSURANCE

7.1Insurance by Tenant. From and after the Effective Date and continuing throughout the Term of this Lease, Tenant shall, at its sole cost and expense, maintain in full force and effect the following types and amounts of insurance coverage:

(a)Special form insurance on the Improvements, including all permitted alterations, changes, additions and replacements thereof and thereto, including without limitation, insurance against loss or damage caused by fire, windstorm and other hazards and perils generally included in the special cause of loss form including boiler and machinery/equipment breakdown, all in an amount which reasonably assures there will be sufficient proceeds to replace the Improvements in the event of a loss against which such insurance is issued. Such insurance shall
(I) contain an agreed amount endorsement waiving any co-insurance provision with respect to the Improvements, (II) provide for no deductible in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) per occurrence per each Demised Property (subject to adjustment as set forth below), and (III) contain ordinance and law endorsement that includes coverage for the undamaged portion of the building (in the amount not less than the replacement cost of the building; and at least ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) of limits for demolition and increased costs of construction). Notwithstanding the foregoing, so long as the combined trailing Consolidated EBITDA (as defined in Exhibit “H” attached hereto) of Tenant and Guarantor exceeds FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), Tenant may adjust the $100,000.00 deductible set forth in the preceding sentence to an amount as follows: (i) for the Demised Premises located in Texas and Georgia, the deductible may be increased to an amount not to exceed two percent (2%) of the insurable value, and (ii) for the Demised Premises located in Florida, the deductible may be increased to an amount not to exceed five percent (5%) of the insurable value. All insurance required hereunder, and all other insurance maintained by Tenant on the Improvements in excess of or in addition to that required hereunder, shall be carried in favor of Landlord and Tenant, as their respective interests may appear. In addition, the policy shall include a “Lender’s Loss Payable Provisions” endorsement (ISO Form CP 12 18 06 95 or equivalent) naming Landlord as “Lender’s Loss Payee” thereunder. Should full replacement cost not be available at a reasonable cost due to this location being considered a high hazard wind area, the minimum wind limit will be determined for the Demised Premises by using the latest version of RMS US windstorm model. The limit selected will not be less than the ground up estimated loss with a 250 return period.

(b)Commercial General Liability insurance providing coverage against liability for property damage, bodily injury, and personal injury having limits of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) per occurrence with a general aggregate of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), and if more than one location is insured under such policy, a per location aggregate is required. Such insurance shall cover at least the following hazards: (i) premises and operations; (ii) products and completed operations; (iii) independent contractors; (iv) contractual liability for all written and oral contracts; and (v) contractual liability covering the indemnities contained in this Lease to the extent the same is available. Such insurance, and any and all other liability insurance maintained by Tenant in excess of or in addition to that required hereunder, shall name Landlord as an additional insured on a primary and non-contributory basis and contain an endorsement providing a waiver of subrogation in favor of Landlord.

(c)Umbrella or Excess Liability which will follow form General Liability, Automobile Liability, Employers’ Liability, and Liquor Liability (if applicable), with limits in a minimum amount of not less than TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) per occurrence/aggregate.

(d)Workers’ compensation insurance, in a form prescribed by the laws of the States in which the Demised Premises are located, and employers’ liability insurance in an amount not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

(e)Builders’ risk insurance on a completed value form insuring against “all risks” or an equivalent form in accordance with the requirements of this Article, but only prior to the commencement of and during the construction of any permitted rehabilitation, replacement, reconstruction, restoration, renovation or alteration to the Demised Premises. Such policy shall provide a “permission to occupy” the Demised Premises and contain an “agreed amount” endorsement waiving any co-insurance provision.

(f)Business income insurance, without a provision for co-insurance, covering all risks required to be covered by the insurance provision for in subsection (a) above and which provides that after the physical loss to the Demised Premises occurs, the business income, as applicable, will be insured until such business income either returns to the same level that existed prior to the loss, or the expiration of twelve months (12), whichever occurs first, notwithstanding that the policy may expire prior to the end of such period. Such policy shall also contain an extended period of indemnity endorsement which provides that after the physical loss to the Demised Premises has been repaired, the continued business income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Demised Premises is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. Landlord shall be named as additional insured (per CP1503 or its equivalent) as respects to their interest in the rents, including Base Rent, Real Estate Taxes and insurance costs.

(g)Flood hazard insurance if any portion of the Improvements on any Demised Property is currently or at any time in the future located in a federally designated “special flood hazard area” and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor thereto) in an amount which reasonably assures that there will be sufficient proceeds to replace the Improvements in the event of a flood casualty.

(h)Earth Movement Insurance is required if the Demised Premises is located in California, Alaska, Hawaii, or any other area classified by FEMA as a High Hazard (D & E Areas). Coverage will be in an amount, form and substance satisfactory to Landlord and/or mortgagee, provided that the insurance pursuant to this paragraph shall be on terms consistent with the Special Form insurance policy required under paragraph above. Should full replacement cost not be available at a reasonable cost due to this location being considered high hazard, the minimum Earth Movement limit will be determined for the Demised Premises by using the latest version of RMS US Earthquake model. The limit selected will not be less than the ground up estimated loss with a 250 return period. The deductible shall not exceed 10% of the insurable value.

(i)If Tenant’s use of a Demised Property involves selling or distributing alcoholic beverages, Tenant shall provide, keep and maintain in full force and effect liquor liability insurance in the amount of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00).

(j)Business auto liability insurance including owned, non-owned and hired vehicles for combined single limits of bodily injury and property damage of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) per occurrence.

(k)Terrorism (certified and non-certified) insurance, including coverage against international acts of terrorism as well as domestic terrorism.

(l)Tenant shall carry the following environmental insurance covering the Demised Premises and the Storage Tank Systems: environmental insurance (i) having limits of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) per occurrence with a general aggregate of not less than FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or in such greater amounts as may be required by Environmental Requirements, including, without limitation, the financial responsibility requirements of 40 CFR 280.93, providing coverage for remediation of any Hazardous Materials contamination at the Demised Premises; and (ii) in an amount of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) per occurrence providing coverage for compensation at any related personal injuries and third party liability. In addition, should any financial assurance requirements pursuant to Environmental Requirements be imposed now or in the future on Tenant’s use of, or activities at, a Demised Property, Tenant promptly and timely shall comply with all of those requirements.

(m)In addition, Tenant shall, at Landlord’s request made any time during the Term, not to be unreasonably made, provide, keep and maintain in full force and effect such other insurance for such risks and in such amounts as may from time to time be commonly insured against in the case of business operations similar to those conducted by Tenant on the Demised Premises. Following receipt of notice from Landlord any time during the Term, Tenant shall increase the limits of any of Tenant’s insurance required to be carried hereunder to such amount as may then be generally procured and maintained by owners or occupants of similar properties in the geographic area of the Demised Premises.

7.2Carriers and Features. All insurance policies required to be carried by Tenant as provided in this Article shall be issued by insurance companies authorized and licensed to do business in the States in which the Demised Premises are located. The insurance companies must have: (i) an investment grade rating for claims paying ability assigned by a credit rating agency and (ii) a general policy rating of A or better and a financial class of X or better assigned by A.M. Best Company, Inc. All such policies shall be for periods of not less than one (1) year and Tenant shall renew the same at least ten (10) days prior to the expiration thereof. All such policies shall be endorsed to provide not less than thirty (30) days written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder. On all policies required to be carried on the Demised Premises and any other policies carried on the Demised Premises by Tenant, if any, Tenant shall name as additional insureds (by way of a CG 20 26 endorsement or similar endorsement) and lender’s loss payees on all insurance, Landlord, Landlord’s successor(s), assignee(s), and agents with an insurable interest as follows: “NNN REIT, INC., ITS MEMBER(S), ITS OFFICERS, DIRECTORS, AND ALL SUCCESSOR(S), ASSIGNEE(S), SUBSIDIARIES, CORPORATIONS, PARTNERSHIPS, PROPRIETORSHIPS, JOINT VENTURES, FIRMS, AND INDIVIDUALS AS HERETOFORE, NOW, OR HEREAFTER CONSTITUTED ON WHICH THE NAMED INSURED HAS THE RESPONSIBILITY FOR PLACING INSURANCE AND FOR WHICH SIMILAR COVERAGE IS NOT OTHERWISE
MORE SPECIFICALLY PROVIDED.” If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in any part of the Demised Premises with loss payable to such holder or holders as their interests may appear. In addition to the foregoing, all policies of insurance required in Section 7.1 above shall contain clauses or endorsements to the effect that (I) no act or negligence of Tenant, or anyone acting for Tenant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned, and (II) Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the liability of Tenant arising under or out of this Lease.

Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Article VII and, at least ten (10) days prior to the date any such insurance must be in effect, deliver to Landlord or to Landlord’s designated vendor a certificate or certificates thereof (on ACORD 25 form for liability and on ACORD 28 form for property), evidencing that all such premiums have been paid and all required policies are in place. Tenant shall also deliver within fifteen (15) days of request from Landlord, not to be made more than once in any calendar year, a copy of all insurance policies carried by Tenant related to the Demised Premises and the business operated on the Demised Premises, including but not limited to all of the policies required by this Article, inclusive of the declaration pages and all endorsements.

7.3Failure to Procure Insurance. Tenant shall within ten (10) days prior to the expiration of all insurance policies furnish Landlord with renewal certificates of insurance, renewal binders or other reasonable evidence that said insurance policies have been renewed. Should Tenant fail to provide to Landlord such evidence of renewal of said policies, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord may upon three (3) days prior written notice to Tenant replace the deficient insurance coverage with a policy of insurance covering the Demised Premises of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately pay to Landlord, as Additional Rent, an amount equal to the total cost of premiums and expense of such insurance placement and all costs incurred by Landlord in placing said insurance. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies.

7.4Waiver of Subrogation - Personal Property of Tenant in the Demised Premises. Tenant agrees that, if any property owned by it and located in the Demised Premises shall be stolen, damaged or destroyed by an insured peril, Landlord shall not have any liability to Tenant, nor to any insurer of Tenant, for or in respect of such theft, damage or destruction, and Tenant shall require all policies of risk insurance carried by it on its property in the Demised Premises to contain or be endorsed with a provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

ARTICLE VIII
ADDITIONS, ALTERATIONS AND REMOVALS

8.1Permitted and Required Renovations.

(a)Landlord’s consent shall not be required for alterations and replacements to Demised Premises in the following circumstances: (i) Required Alterations, as defined herein; (ii) Branding Alterations, as defined herein, (iii) Minor Alterations, as defined herein, and (iv) Replacement Alterations, as defined herein. Major Alterations shall require the consent of Landlord, which consent shall not be unreasonably withheld or delayed so long as such alterations do not reduce the square footage of the store building on any Demised Property after completion of the alteration or reduce the value of the Demised Property after completion of the alteration. As used herein, the term “Required Alterations” shall mean all alterations to the Demised Premises required by any Legal Requirements including, without limitation, any alterations required by any

Accessibility Laws. As used herein, the term “Branding Alterations” shall mean alterations of or replacement of any Improvements (which do not reduce the square footage of the store building or involve structural alterations to the exterior walls of a building on a Demised Property) if required by the franchisor or branded supplier for which Tenant desires to be branded for the specific Demised Property in order to maintain or to display such brand. As used herein, the term “Minor Alterations” shall mean interior or exterior non-structural alterations to the Improvements (such as interior remodels, for example), the construction costs of which are less than ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($175,000.00) for each
Demised Property, and which do not reduce the square footage of the store building or involve any structural alterations to the exterior walls of a building on a Demised Property. As used herein, the term “Replacement Alterations” shall mean any replacement of any Improvements other than buildings (including, without limitation, the roof, plumbing systems, electric systems, HVAC systems and paving), so long as the replacements are of similar, equal or better value. As used herein the term “Major Alterations” shall mean: (1) any structural alteration to the exterior structural walls of any building on a Demised Property (provided, however, inserting or changing a doorway or window in an exterior wall shall not be considered a structural alteration); and (2) all alterations or renovations that are not Minor Alterations, Required Alterations, Branding Alterations or Replacement Alterations. No later than forty-five (45) days after each calendar quarter during the Term, Tenant shall provide Landlord with a list of all Minor Alterations, Branding Alterations, Required Alterations or Replacement Alterations completed at the Demised Properties during the preceding quarter.

(b)Tenant shall be required to make all Required Alterations during the Term.

(c)Notwithstanding anything else contained herein, the following conditions shall be met by Tenant when performing any and all alterations or renovations to the Demised Premises:

(i)Before the commencement of any Major Alterations on any Demised Property, Tenant shall furnish to Landlord plans and specifications therefor or a detailed scope of work thereof.

(ii)Before the commencement of any demolitions, alterations or renovations, Tenant shall obtain the approval thereof by all governmental departments or authorities having jurisdiction of or over the Demised Premises, if required by Legal Requirements. In any such work, Tenant shall comply with all Legal Requirements in all material respects.

(iii)Tenant represents and warrants to Landlord that all such alterations or renovations will be performed in a good and workmanlike manner, in accordance with the terms, provisions and conditions of this Lease, substantially in accordance with the plans and specifications or itemization thereof reasonably approved by Landlord, if any approval is required or given, and substantially in compliance with all applicable Legal Requirements.

(iv)Landlord shall have the right, at Landlord’s expense, and with prior notice in compliance with Article XII, to inspect any such work at all times during normal working hours as it may deem necessary so long as such inspections do not interfere with Tenant’s work

(but Landlord shall not thereby assume any responsibility for the proper completion of the alterations in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof).

(v)All such alterations or renovations shall be performed at Tenant’s cost and expense and free of any expense to Landlord and free of any liens on Landlord’s title to or Tenant’s leasehold interest in the Demised Premises.

(vi)If required by the Legal Requirements and the local governmental authority, upon substantial completion of any such alterations Tenant shall procure a certificate of occupancy or other written approval from the appropriate governmental authorities verifying the substantial completion thereof, and shall provide a copy of same to Landlord upon Landlord’s request.

(vii)Tenant shall, and hereby agrees to, indemnify and save and hold Landlord harmless from and against and reimburse Landlord for any and all loss, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by or asserted against Landlord which is occasioned by or results, directly or indirectly, from any construction or renovation activities conducted upon the Demised Premises whether occurring before or during the Term; whether or not the same is caused by or is the fault of Tenant or any contractor, subcontractor, laborer, supplier, materialman or any other third party.

8.2Prohibition. Except as expressly provided in Section 8.1, no portion of the Demised Premises shall be demolished, removed or altered by Tenant in any manner whatsoever without the prior written consent and approval of Landlord.

ARTICLE IX MAINTENANCE AND REPAIRS

9.1Tenant’s Obligations. Throughout the Term of this Lease Tenant shall at all times and at its sole cost and expense, put, keep, replace and maintain the Demised Premises and all of the Improvements (including, without limitation, the roof, walls, structural and non-structural elements of the buildings, plumbing systems, electric systems, HVAC systems, all site improvements, paving, parking lots, driveways, sidewalks, signs, landscaping, any storm drainage system or sewer system, and any water retention ponds) in good repair and in good, safe and substantial order and condition, shall make all repairs and replacements thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity or desirability for repairs or replacements may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precautions to prevent waste, damage or injury.

9.2No Landlord’s Obligations. Landlord shall not be required to make any alterations, reconstructions, replacements, changes, additions, improvements, repairs or replacements of any kind or nature whatsoever to the Demised Premises or any portion thereof (including, without limitation, any portion of the Improvements) at any time during the Term of this Lease.

ARTICLE X DAMAGE OR DESTRUCTION

10.1Restoration and Repair. If, during the Term of this Lease, the Improvements on a Demised Premise shall be destroyed or damaged in whole or in part by fire, windstorm or any other cause whatsoever, Tenant shall give Landlord immediate notice thereof and shall repair, reconstruct or replace the Improvements, or the portion thereof so destroyed or damaged (whichever is reasonably required). All work shall be started and completed as soon as practicable, at Tenant’s sole cost and expense. Tenant shall, however, immediately take such action as is necessary to assure that a Demised Premise (or any portion thereof) do not constitute a nuisance or otherwise present a health or safety hazard. If during the last two (2) years of the Term, or the last two years of any Option Period, there is a casualty event which destroys more than twenty percent (20%) of the buildings on a Demised Premise, then Tenant shall not be obligated to rebuild those Improvements provided Tenant complies with all of the following: (i) Tenant delivers prompt notice of said casualty to Landlord within thirty (30) days of the date of the casualty, (ii) Tenant pays all Rent through the expiration date of the Term as such Rent comes due hereunder,
(iii) Tenant pays to Landlord (A) all insurance proceeds payable under the applicable insurance policy for loss payment for the Improvements, (B) an amount equal to any deductible or retention carried by Tenant under the applicable insurance policy, and (C) any difference remaining between the cost of restoring all of the Improvements and the insurance proceeds and deductible or retention amounts paid over to Landlord. Tenant shall not abate Rent in the event of a casualty no matter when occurring during the Term including the last two (2) years of the Term.

10.2Escrow of Insurance Proceeds. In the event of a casualty resulting in a loss payment for the Improvements in an amount greater than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), the proceeds of all insurance policies maintained by Tenant shall be deposited in Landlord’s name in an escrow account at a bank or other financial institution which is mutually acceptable to Landlord and Tenant, and shall be used by Tenant for the repair, reconstruction or restoration of the Improvements. Such proceeds shall be disbursed periodically by Landlord upon certification of the architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence that at all times the undisbursed portion of the escrowed funds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. Tenant shall obtain and make receipted bills available to Landlord and, upon completion of said work, full and final waivers of lien. In the event of a casualty resulting in a loss payment for the Improvements in an amount equal to or less than the amount stated above, the proceeds shall be paid to Tenant, and shall be applied by Tenant towards repair, reconstruction and restoration.

10.3Uninsured Losses. Nothing contained herein shall relieve Tenant of its obligations under this Article if the destruction or damage is not covered, either in whole or in part, by insurance.

ARTICLE XI CONDEMNATION

11.1Eminent Domain - Generally. Landlord and Tenant hereby agree that in no event shall any taking of any Demised Property for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof, in any way relieve Landlord or Tenant of any obligations under this Lease (as to the applicable Demised Property or otherwise) except as explicitly provided in this Article. The parties hereto agree to cooperate in applying for and in prosecuting any claim for any taking regarding any Demised Property and further agree that the proceeds from any such taking or purchase in lieu thereof for the condemned Demised Property shall be distributed to Landlord and Tenant as provided in this Article. Without limiting the foregoing, Landlord will notify Tenant when and if Landlord receives any written notice from a condemning authority that such authority intends to condemn all or any part of any of the Demised Premises subject to this Lease, and will provide Tenant with copies of any offers or any other correspondence with such condemning authority.

(a)Partial Taking. In case of a taking of any portion of any Demised Property other than a Total Taking (as defined in this Article) of an individual Demised Property (a “Partial Taking”), Tenant at its own expense shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award and unavoidable delays) to repair or reconstruct (or cause to be repaired and reconstructed) the affected buildings and Improvements to a complete operational unit, to the extent it is commercially reasonable and feasible to do so (all such repair, reconstruction and work being referred to in this Article as “Reconstruction Work”). In the event such condemnation proceeds exceed $250,000.00, the parties agree to deposit all condemnation proceeds, whether received in settlement of the condemnation matter or received in the condemnation suit, in the name of Landlord and Tenant in an escrow account at Wells Fargo Bank,
N.A. or another bank or other financial institution agreed to by Landlord and Tenant, and such condemnation proceeds shall be made available to Tenant based on a commercially reasonable draw schedule for Reconstruction Work up to and not exceeding the net compensation amount realized by the parties as a result of such taking (i.e., the gross amount of the compensation received from the taking authority less the reasonable costs and expenses incurred by the parties in pursuing, prosecuting, and/or recovering the claim to such condemnation proceeds pursuant to the terms of this Lease, except to the extent that Tenant may elect to pay itself and Landlord directly for such costs and expenses rather than deduct them from the condemnation proceeds). All Reconstruction Work shall be performed in accordance with the standards and requirements for Alterations set forth in Article X. Landlord shall not unreasonably withhold or delay the release of the condemnation proceeds to Tenant for the Reconstruction Work. Any proceeds of the final condemnation award remaining after (i) payment for such reasonable costs and expenses incurred by Tenant, (ii) any reasonable expenses or costs incurred by Landlord in collecting such award, including appraisal fees and costs and reasonable attorneys’ fees and costs, and (iii) the costs of the Reconstruction Work will be remitted to Landlord (the “Net Condemnation Award to Landlord”).

In case of a Partial Taking of any portion of any Demised Property, the total Base Rent payable under this Lease shall be reduced from the date the Net Condemnation Award to Landlord is disbursed to Landlord (the “Condemnation Disbursement Date”) by an amount equal to the product of (i) the Net Condemnation Award to Landlord, multiplied by (ii) seven and one-half percent (7.5%), and multiplied by (iii) the Rent Increase Factor (as hereinafter defined) as of the Condemnation Disbursement Date. As used in this Lease, the term “Rent Increase Factor” shall mean, as of a particular date, the same factor by which the Base Rent for the Demised Property has been increased pursuant to Section 3.2 of this Lease since the Effective Date through that particular date. By way of example if the Net Condemnation Award to Landlord received by Landlord is $300,000, the Condemnation Disbursement Date occurs after the first Adjustment Date but before the second Adjustment Date, and on the First Adjustment Date the Base Rent increased by ten percent (10%) pursuant to the terms of Section 3.2 above, so that the Rent Increase Factor is 1.10, then the reduction in annual Base Rent would be equal to ($300,000) x (7.5%) x (1.10) =
$24,750.00). In the event such Net Condemnation Award to Landlord is disbursed in more than one installment to Landlord, then the reduction in the Base Rent shall be determined and effective as to each such disbursement and on each applicable Condemnation Disbursement Date.

(b)Total Taking. Notwithstanding the foregoing, in the event of a Total Taking (as defined below) of a Demised Property (a “Condemned Property”), this Lease will terminate only with respect to such individual Condemned Property subject to the Total Taking on the Condemnation Disbursement Date and the annual Base Rent under this Lease for the remaining Demised Premises shall be reduced by an amount equal to the product of (i) the net condemnation award paid to Landlord by the condemning authority for the Total Taking of the Condemned Property after deduction of Landlord’s reasonable expenses (if any) incurred in the condemnation action, including appraisal fees and attorneys’ fees and costs, multiplied by (ii) seven and one-half percent (7.5%), multiplied by (iii) the Rent Increase Factor as of the Condemnation Disbursement Date (by way of example if the Net Condemnation Award to Landlord is $3,000,000, the Condemnation Disbursement Date occurs after the first Adjustment Date but before the second Adjustment Date, and on the First Adjustment Date the Base Rent increased by ten percent (10%) pursuant to the terms of Section 3.2 above, so that the Rent Increase Factor is 1.10, then the reduction in annual Base Rent would be equal to ($3,000,000) x (7.5%) x (1.10) = $247,500.00). In the event such Net Condemnation Award to Landlord is disbursed in more than one installment to Landlord, then the reduction in the Base Rent shall be determined and effective as to each such disbursement and on each applicable Condemnation Disbursement Date. As used herein, a “Total Taking” shall mean, and be deemed to occur if: (i) any part of the main building located on the Demised Property is taken, or (ii) one or more of the access points (including access to the public streets and access to the building) are taken or materially impaired such that the Demised Property does not have commercially reasonable access for Tenant’s business operations. Landlord agrees to promptly provide Tenant with copies of all written offers from a condemning authority, and upon receipt, Tenant agrees to notify Landlord promptly as to its determination that the proposed taking is a Total Taking.

All compensation awarded or paid upon such a Partial Taking or Total Taking shall belong to and be the property of Landlord without any participation by Tenant; provided, however, nothing in this Lease shall impair Tenant’s right to any net award or payment, if any, attributable to moving expenses or loss of business, if available, and in all cases to the extent that and so long as (a) Tenant shall have the right to make under applicable state law a separate claim against the condemning authority for such moving expenses, or loss of business, and (b) such claims by Tenant for a separate award do not in any way reduce the amount of the award otherwise payable or available to Landlord by the condemning authority.

(c)Temporary Taking. Any compensation for a temporary taking shall be payable to Tenant without participation by Landlord, except to the proportionate extent such temporary taking extends beyond the end of the Lease Term, and there shall be no abatement of Rent as a result of any temporary taking affecting any of the Demised Premises.

ARTICLE XII LANDLORD’S RIGHT OF ENTRY

Upon reasonable advance notice to Tenant, Landlord and its agents shall have the right to enter upon the Demised Premises or any portion thereof at any reasonable time during normal business hours to inspect the operation, sanitation, safety, maintenance and use of the same, or any portions of the same and to assure itself that Tenant is in full compliance with its obligations under this Lease (but Landlord shall not thereby assume any responsibility for the performance of any of Tenant’s obligations hereunder, nor any liability arising from the improper performance thereof). Landlord’s right of entry and inspection shall include the right to inspect and/or to cause a certified environmental professional to inspect the Storage Tank System as more particularly provided in Section 4.5 of this Lease. In making any such inspections, Landlord shall not unduly interrupt or interfere with the conduct of Tenant’s business. During the last year of the Term, upon reasonable advance notice to Tenant of at least two business days, Landlord shall have the right to advertise the availability of the Demised Premises for sale or reletting, to erect signs upon the Demised Premises indicating such availability and to show the Demised Premises to prospective tenants at such reasonable times during normal business hours as Landlord may select. Upon reasonable advance notice to Tenant of at least two business days, Landlord shall also have the right to show the Demised Premises to prospective purchasers or lenders at such reasonable times during normal business hours as Landlord may select.

ARTICLE XIII
ASSIGNMENT AND SUBLETTING BY TENANT

13.1Assignment and Subletting. Tenant may conduct a Permitted Transfer, as defined in this Article, in accordance with the terms and conditions of this Article. Except for a Permitted Transfer, Tenant shall not Transfer, as defined in this Article, any interest in the Lease or in Tenant or Guarantor without Landlord’s written consent, which consent may be withheld in Landlord’s sole and absolute discretion. As used herein a “Transfer” shall mean any of the following: (i) an assignment of the Lease, (ii) a transfer of forty-nine percent (49%) of the ownership interest in Tenant or Guarantor or such lesser percentage if such lesser percentage gives the transferee the power, directly or indirectly, to “control”, as defined herein, Tenant or Guarantor, or (iii) a subleasing of the Demised Premises. For purposes of this Lease, “control”, “is under common control with”, or “is controlled by” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity. Any Transfer, including any assignment of this Lease or subletting of the Demised Premises, in violation of this Article shall be an Event of Default of Tenant, shall not be effective as to Landlord and Landlord shall not be bound thereby. In the event of any proposed Transfer by Tenant, Tenant shall deliver to Landlord at least thirty (30) days prior to the date of a Transfer, written request to approve the proposed Transfer or notice that the Transfer is a Permitted Transfer, together with detailed financial and operating information regarding the proposed transferee, and a copy of the proposed instrument(s) of Transfer. Tenant shall also deliver to Landlord upon request and in a timely manner such other documentation as Landlord shall request regarding the proposed transferee or otherwise regarding the Transfer, including any evidence reasonably requested by Landlord to evidence that the Transfer is a Permitted Transfer. Any and all assignees of the tenant’s rights under the Lease, whether it is a Permitted Transfer or a transfer approved by Landlord hereunder, must execute in writing an assumption agreement wherein the assignee agrees to assume and perform all of Tenant’s obligations under the Lease. As used herein a “Permitted Transfer” shall mean any of the following Transfers:

(a)Any subleasing of the entire Demised Premises to an Affiliate (as hereinafter defined) of Freedom Powersports Fort Worth, LLC, a Texas limited liability company; Freedom Powersports, LLC, a Texas limited liability company; Freedom Powersports McKinney, LLC, a Texas limited liability company; Freedom Powersports Johnson County, LLC, a Texas limited liability company; Freedom Powersports Dallas, LLC, a Texas limited liability company; Freedom Powersports Lewisville, LLC, a Texas limited liability company; Freedom Powersports McDonough LLC, a Delaware limited liability company; or RumbleOn, Inc., a Nevada corporation;

(b)Tenant assigning the Lease to an Affiliate of Freedom Powersports Fort Worth, LLC, a Texas limited liability company; Freedom Powersports, LLC, a Texas limited liability company; Freedom Powersports McKinney, LLC, a Texas limited liability company; Freedom Powersports Johnson County, LLC, a Texas limited liability company; Freedom Powersports Dallas, LLC, a Texas limited liability company; Freedom Powersports Lewisville, LLC, a Texas limited liability company; Freedom Powersports McDonough LLC, a Delaware limited liability company; or RumbleOn, Inc., a Nevada corporation;

(c)Tenant assigning the Lease to an assignee acquiring all or substantially all of the assets of Freedom Powersports Fort Worth, LLC, a Texas limited liability company; Freedom Powersports, LLC, a Texas limited liability company; Freedom Powersports McKinney, LLC, a Texas limited liability company; Freedom Powersports Johnson County, LLC, a Texas limited liability company; Freedom Powersports Dallas, LLC, a Texas limited liability company; Freedom Powersports Lewisville, LLC, a Texas limited liability company; Freedom Powersports McDonough LLC, a Delaware limited liability company; or RumbleOn, Inc., a Nevada corporation, so long as the combined credit profile of the Tenant and Guarantor obligated on the Lease post assignment meets the Minimum Credit Profile, as defined herein;

(d)Tenant assigning the Lease in connection with a merger, a sale of all or substantially all of the outstanding shares, membership, or other ownership interests, or a business combination, of Freedom Powersports Fort Worth, LLC, a Texas limited liability company; Freedom Powersports, LLC, a Texas limited liability company; Freedom Powersports McKinney, LLC, a Texas limited liability company; Freedom Powersports Johnson County, LLC, a Texas limited liability company; Freedom Powersports Dallas, LLC, a Texas limited liability company; Freedom Powersports Lewisville, LLC, a Texas limited liability company; or Freedom Powersports McDonough LLC, a Delaware limited liability company, so long as the combined credit profile of the Tenant and Guarantor obligated on the Lease post assignment meets the Minimum Credit Profile;

(e)Tenant assigning the Lease in connection with a merger, a sale of all or substantially all of the outstanding shares, membership, or other ownership interests, or a business combination, of RumbleOn, Inc., a Nevada corporation, so long as the combined credit profile of the Tenant and Guarantor obligated on the Lease post assignment meets the Minimum Credit Profile;

(f)Tenant assigning the Lease to an assignee that meets the following minimum operational and financial requirements on the date of the proposed Transfer (collectively, the “Minimum Credit Profile”): (i) as of the date of the Transfer, the assignee shall have a minimum Consolidated EBITDA, as defined in Exhibit “H” attached hereto, for the trailing twelve
(12) months of the greater of (aa) ONE HUNDRED TWENTY FIVE MILLION AND NO/100 DOLLARS ($125,000,000.00) or (bb) the combined Consolidated EBITDA of the Tenant and Guarantor as of the date of the Transfer. For purposes of calculating the Consolidated EBITDA of the assignee in this Article the Consolidated EBITDA generated by those stores being assigned by assignor to assignee shall be included in such calculation of the Consolidated EBITDA of assignee. Furthermore, when calculating the number of stores operating in the United States the stores being assigned by assignor to assignee shall be included in such calculation.

(g)Tenant assigning the Lease to any assignee that does not meet the Minimum Credit Profile so long as that assignee provides to Landlord a new guaranty from a new guarantor that meets the Minimum Credit Profile with such guaranty being on the same form as the current Guaranty;

(h)Any Transfer of ownership of Freedom Powersports Fort Worth, LLC, a Texas limited liability company; Freedom Powersports, LLC, a Texas limited liability company; Freedom Powersports McKinney, LLC, a Texas limited liability company; Freedom Powersports Johnson County, LLC, a Texas limited liability company; Freedom Powersports Dallas, LLC, a Texas limited liability company; Freedom Powersports Lewisville, LLC, a Texas limited liability company; or Freedom Powersports McDonough LLC, a Delaware limited liability company to an Affiliate of RumbleOn, Inc., a Nevada corporation; and

(i)Any Transfer of ownership interest in RumbleOn, Inc., a Nevada corporation.

As used herein, “Affiliate” shall mean any entity that directly or indirectly controls, is under common control with or is controlled by any other entity. As used herein “Consolidated EBITDA” shall have the meaning set forth in Exhibit “H” attached hereto.

13.2No Release. No Transfer, including any Permitted Transfer, shall affect or in any way reduce the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Landlord’s consent to any Transfer and/or Landlord’s acceptance of rent from a transferee, assignee or sublessee shall in no event: (i) release Tenant from any liability under this Lease, (ii) be construed as Landlord’s agreement to recognize any subtenant or sublease, or (iii) be construed as Landlord’s consent to a Transfer and no such acceptance or rent shall be deemed a consent to a Transfer. Tenant may only be released upon any Transfer if Landlord releases Tenant in writing by separate instrument, which release Landlord shall have no obligation to give. Furthermore, should Landlord and any subsequent assignee of Tenant’s interest in the Lease enter into any amendments, modifications or supplements to the Lease, the prior Tenant shall remain liable for all obligations of the tenant under the Lease as amended, modified or supplemented irrespective of whether the prior Tenant receives notice of or consents to any such amendment, modification or supplement to the Lease. Tenant acknowledges, understands and agrees that Tenant shall remain liable on the Lease whether or not Tenant consents to or has notice of any subsequent amendment, modification or supplement and Landlord has specifically bargained for the right to so amend, modify or supplement the Lease subsequent to an assignment without obtaining said consent or giving said approval.

13.3No Recognition. In the event Tenant enters into a sublease of the Demised Premises, Tenant shall promptly deliver a fully executed copy of such sublease to Landlord. Landlord shall have no obligation to recognize any or to agree to not disturb any subtenant of Tenant upon any Event of Default of Tenant under this Lease or upon any other termination of the Lease, unless Landlord shall agree to do so in writing by separate instrument, but Landlord shall have no obligation to do so. Landlord’s consent to any sublease shall not be construed as or imply any agreement on Landlord’s part to recognize any subtenant. In the event of Tenant’s surrender of this Lease or the termination of this Lease for any reason or by any circumstance, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises as permitted by this Lease. During the time that any uncured Event of Default exists hereunder, Landlord, as assignee, may collect such sublease rent and apply it toward Tenant’s obligations under this Lease. Any subtenant shall be required in its sublease to pay all sublease rent directly to Landlord upon receipt of notice from Landlord that an Event of Default exists under this Lease. This Section shall put any subtenant on notice that Landlord has no obligation to recognize any sublease and that upon termination of this Lease for any reason Landlord may terminate any subtenant’s tenancy and any rights to possession of the Demised Premises without any recourse against Landlord.

13.4Adequate Assurances in Bankruptcy. Without limiting any of the foregoing provisions of this Article XIII, if Tenant is permitted to assign or otherwise transfer its rights and obligations under this Lease in connection with and pursuant to the U.S. Bankruptcy Code, as the same may be amended from time to time, the assignee shall be deemed to agree to provide adequate assurance to Landlord (a) of the continued use of the Demised Premises solely in accordance with the permitted use thereof, (b) of the continuous operation of the business in the Demised Premises in strict accordance with the requirements of this Lease, and (c) of such other matters as Landlord may reasonably require at the time of such assumption or assignment. Without limiting the generality of the foregoing, adequate assurance shall include, without limitation, the requirement that any such assignee shall either: (i) have a net worth (exclusive of good will) of not less than ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00), or (ii) post a Letter of
Credit equal to the total of one (1) year of total Rent for the Demised Premises. Such assignee shall expressly assume this Lease by an agreement in recordable form, an original counterpart of which shall be delivered to Landlord prior to an assignment of this Lease. As used herein, the term “Letter of Credit” shall mean a standby irrevocable letter of credit in an amount equal to the total of one (1) year of Rent for the Lease, in a form reasonably acceptable to Landlord, drawn on a financial institution reasonably acceptable to Landlord and naming Landlord and its successors and assigns as the sole beneficiary. The Letter of Credit shall have a term of one (1) year and Tenant shall renew or extend such Letter of Credit at least thirty (30) days prior to the expiration thereof. Landlord shall have the right to draw on the Letter of Credit if Tenant fails to renew or extend such Letter of Credit at least thirty (30) days prior to the expiration thereof. Should an Event of Default occur under this Lease, Landlord shall have the right to draw on the Letter of Credit to cover any and all damages Landlord is entitled to recover under this Lease. Should Tenant fail to renew the Letter of Credit in the time required herein, Landlord may draw the entire amount of the Letter of Credit. The Letter of Credit shall not impose any conditions to the drawing thereof other than a certificate from the Landlord that Landlord is entitled to draw upon the Letter of Credit pursuant to the terms of the Lease.

ARTICLE XIV
LANDLORD’S INTEREST NOT SUBJECT TO LIENS

14.1Liens, Generally. Tenant shall not create, cause or allow to be imposed, claimed or filed upon the Demised Premises, or any portion thereof, or upon the interest of Landlord therein, including but not limited to any Storage Tank System any lien, charge or encumbrance whatsoever including mechanic’s liens. If, because of the act or omission of any person or entity other than Landlord, including acts or omissions of Tenant or subtenants or their contractors, subcontractors, suppliers or materialmen, any such lien, charge or encumbrance shall be imposed, claimed or filed, subject to Tenant’s right to contest liens in Section 14.3 hereof, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise) within thirty (30) days after written notice of the imposition of such lien. Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands whatsoever, and from and against any and all attorneys’ fees, at both trial and all appellate levels, resulting or on account of any such liens filed against the Demised Premises. In the event that Tenant shall fail to comply with the foregoing provisions of this Section, Landlord shall have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant agrees to reimburse Landlord, upon demand and as Additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon as provided in this Lease, until paid. If a lien is released, Tenant shall thereupon establish the release as a matter of record by recording or filing it in the appropriate office of land records of the county in which the Demised Premises is located, and shall furnish Landlord with a copy of same.

14.2Mechanics’ Liens. Landlord’s interest in the Demised Premises shall not be subjected to liens of any nature by reason of Tenant’s construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements on or in the Demised Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics’ and materialmen’s liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Demised Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, renovation, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Demised Premises to any mechanic’s or materialmen’s lien or claim of lien.

14.3Contest of Liens. Tenant may, at its option, contest the validity of any lien or claim of lien, including but not limited to mechanics’ liens, if Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by law, and thereby obtained the release of the Demised Premises from such lien. If judgment is obtained by the claimant under any lien, Tenant shall pay the same immediately after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. Tenant shall, at its own expense, defend the interests of Tenant and Landlord in any and all such suits; provided, however, that Landlord may, at its election, engage its own counsel and assert its own defenses, in which event Tenant shall cooperate with Landlord and make available to Landlord all information and data which Landlord deems necessary or desirable for such defense.

14.4Notices of Commencement of Construction. Prior to commencement by Tenant of any work on a Demised Property, Tenant shall record or file a notice of the commencement of such work or any other notice or document required or allowed by applicable law (the “Notice of Commencement”) in the land records of the County in which the Demised Property is located and/or such other places as directed by or provided by applicable law, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Demised Property is that of a leasehold estate and shall also clearly reflect that the interest of Landlord as the fee simple owner of the Demised Property shall not be subject to mechanics or materialmen’s liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord and its attorneys prior to the recording or filing thereof, as aforesaid.

ARTICLE XV
SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

15.1Subordination. This Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Demised Premises are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to any mortgage or mortgages now or hereafter in force and effect upon or encumbering Landlord’s interest in the Demised Premises, or any portion thereof, and to all collateral assignments by Landlord to any third party or parties of any of Landlord’s rights under this Lease or the rents, issues and profits thereof or therefrom as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to any such mortgage, mortgages or assignments, and upon recording of any such mortgage, mortgages or assignments, the same shall be deemed to be prior in dignity, lien and encumbrance to this Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Demised Premises irrespective of the dates of execution, delivery or recordation of any such mortgage, mortgages or assignments; provided, however, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by the holder of any such mortgage or assignment, and that, notwithstanding any default by Landlord with respect to such mortgage or assignment, Tenant’s possession and right of use under this Lease in and to the Demised Premises shall not be disturbed by such mortgagee or ground lessor unless and until Tenant shall commit an Event of Default hereunder and this Lease or Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease. The foregoing subordination provisions of this Section shall be automatic and self-operative without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant; provided, however, Landlord shall be required to cause a written agreement of subordination and non-disturbance in a form reasonably acceptable to Tenant, Landlord, and Landlord’s lender to be executed and recorded concurrently with the recordation of any Mortgage (“SNDA”) and Landlord’s failure to do so shall be a default under this Lease.

15.2Attornment. Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of Landlord under this Lease for the balance of the Term of this Lease remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any mortgage or security interest encumbering or collateral assignment of Landlord’s interest in the Demised Premises, or any portion thereof, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject, however, to all of the terms and conditions of this Lease. Tenant agrees that neither the purchaser at any such foreclosure sale nor the foreclosing mortgagee or holder of such security interest or collateral assignment shall have any liability for any act or omission of Landlord, be subject to any offsets or defenses which Tenant may have as claim against Landlord, or be bound by any advance rents which may have been paid by Tenant to Landlord for more than the current period in which such rents come due.

15.3Rights of Mortgagees and Assignees. At the time of giving any notice of default to Landlord, Tenant shall mail or deliver to the holders of any mortgage on the Demised Premises or holder of a security interest in or collateral assignment of this Lease who have, in writing, notified Tenant of their interests (individually a “Mortgagee”) a copy of any such notice. No notice of default of Landlord or termination of this Lease from Tenant shall be effective against Mortgagee until Mortgagee shall have received a copy of such notice by Tenant. In the event Landlord fails to cure any default by it under this Lease, any Mortgagee shall have until the greater of: (i) the time period provided to Landlord to cure said default; or (ii) thirty days from receipt of the notice of default from Tenant, to cure said default. Furthermore, if Mortgagee promptly commences and diligently pursues to cure a default by Landlord, then Tenant will not terminate this Lease or cease to perform any of its obligations under this Lease so long as the Mortgagee is, with due diligence, engaged in the curing of such default. In the event that a Mortgagee elects to cure any such default by Landlord, then Tenant shall accept such performance on the part of such Mortgagee as though the same had been performed by Landlord, and for such purpose Tenant hereby authorizes any Mortgagee to enter upon the Demised Premises to the extent necessary to exercise any of Landlord’s rights, powers and duties under this Lease. Mortgagee shall not have any obligation to cure any Landlord default.

ARTICLE XVI END OF TERM

16.1Surrender of Demised Premises. Tenant shall, on or before the last day of the Term of this Lease or upon the sooner termination thereof, peaceably and quietly surrender and deliver to Landlord the Demised Premises (including, without limitation, all Improvements and all additions thereto and replacements thereof made from time to time over the Term of this Lease), broom clean in good order, condition and repair, and free and clear of all encumbrances or Title Restrictions other than those which exist on the Effective Date or are otherwise specifically approved and acknowledged by Landlord in writing during the Term. Any personal property, inventory and FF&E of Tenant located on the Demised Premises shall be removed by Tenant prior to the end of the Term or termination of the Lease, failing which, Landlord shall have the right to
(i) remove, sell or dispose of all such FF&E and other personal property and recover from Tenant any and all costs of such removal, sale or disposal of such personal property, if any, without any liability to Tenant, or (ii) keep all said FF&E and other personal property without any liability to Tenant. All obligations of Tenant hereunder shall survive the expiration of or termination of the Term of this Lease.

16.2Holding Over. If Tenant or any other person or party shall remain in possession of the Demised Premises or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Rent payable under this Lease by such tenant at sufferance shall be one and one-quarter (125%) times the Base Rent in effect immediately prior to the expiration of the Term or earlier termination of this Lease plus all Additional Rent. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

ARTICLE XVII
LIABILITY OF LANDLORD; INDEMNIFICATION

17.1Defense and Indemnity of Tenant by Landlord. Landlord shall defend, indemnify and save and hold Tenant harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys’ fees and court costs, incurred by Tenant and arising directly or indirectly from or out of Landlord Acts, as defined herein. “Landlord Acts” shall mean the grossly negligent, reckless or intentional acts of Landlord and its employees, invitees, licensees, agents or contractors on, about or near the Demised Premises. Landlord Acts shall not include any negligence, recklessness or strict liability imputed or imposed on Landlord as a matter of law or equity by reason of Landlord’s ownership interest in the Demised Premises or by reason of Landlord’s failure to act with respect to matters which are or were the obligation of Tenant under this Lease. Landlord’s indemnity obligations under this Article arising prior to the expiration or earlier termination of this Lease shall survive any such expiration or termination of this Lease. Except as specifically set forth above in this paragraph with respect to Landlord Acts, Landlord shall not be liable to Tenant, its employees, agents, invitees, licensees, assignees, sublessees, customers, clients, contractors guests or any other person for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever, including, but not limited to: (i) repairs to any portion of the Demised Premises; (ii) interruption in Tenant’s use of the Demised Premises; (iii) any accident, injury or damage to person or property; and (iv) any fire, robbery, or other casualty event, theft, or any criminal activity.

17.2Defense and Indemnification of Landlord by Tenant. Tenant shall defend, indemnify and save and hold Landlord harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys’ fees and court costs, incurred by Landlord and arising directly or indirectly from or out of (i) any accident, injury or damage to person or property which happens or is alleged to have happened at, near, about or upon the Demised Premises or result from activities on, near or about the Demised Premises or as a result of the condition of the Demised Premises prior to the Term or during the Term, however occurring, including but not limited to any such claim arising in whole or part from or out of Tenant Acts, as defined herein; (ii) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any person of the Improvements or the Demised Premises or any part thereof prior to or during the Term, or the operation of the business contemplated by this Lease to be conducted thereon prior to or during the Term; (iii) any violation or alleged violation of any Legal Requirements, including, without limitation, the Accessibility Laws, prior to or during the Term; and (iv) any violation or alleged violation of the Environmental Requirements prior to or during the Term. “Tenant Acts” shall mean the negligent, reckless or intentional acts or failure to act by Tenant and its employees, invitees, licensees, agents, contractors or subtenants (and any subtenant’s employees, invitees, licensees, agents, contractors) on, about or near the Demised Premises. There shall be excluded from Tenant’s indemnity obligations under this subsection any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses that both (i) arise during or after the term of this lease solely as a result of Landlord Acts, and (ii) are not covered by any insurance carried by Tenant or any insurance required to be carried by Tenant by this lease. Tenant’s indemnity obligations under this Article and elsewhere in this Lease arising prior to the expiration or earlier termination of this Lease shall survive any such expiration or termination of this Lease. Notwithstanding anything contained herein, nothing contained in this Section shall in any way limit any indemnification obligations of Tenant contained in any other sections of this Lease.

17.3Notice of Claim or Suit. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit involving the Demised Premises which is instituted or threatened against Tenant or Landlord of which Tenant receives notice or of which Tenant acquires knowledge. In the event Landlord is made a party to any action for damages or other relief against which Tenant has indemnified Landlord, as aforesaid, Tenant shall defend Landlord with counsel reasonably acceptable to Landlord, pay all costs and expenses incurred in such litigation or, at Landlord’s option, shall pay all reasonable attorneys’ fees and costs incurred by Landlord in connection with its own defense or settlement of said litigation.

ARTICLE XVIII DEFAULT

18.1Events of Default. Each of the following events shall be an event of default hereunder by Tenant and shall constitute a breach of this Lease (individually an “Event of Default”):

(a)If Tenant shall fail to pay, when due, any Rent, or portion thereof, or any other sum due to Landlord from Tenant hereunder, and such failure shall continue for a period of ten (10) days after Tenant’s receipt of written notice from Landlord; provided, however, that

Landlord shall not be required to provide written notice to Tenant of any such default more than twice per calendar year.

(b)If Tenant shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Tenant under this Lease (excluding those covered by Section 18.1(a) above), and such violation or failure shall continue for a period of thirty (30) days after written notice thereof from Landlord (the “Default Notice”); provided, however, Tenant shall have more than thirty (30) days to cure the non- monetary default as is necessary provided Tenant commences to cure said default within thirty
(30) days of receipt of Landlord’s Default Notice, and Tenant diligently pursues said cure to completion. If Tenant fails to cure such violation or failure within said time period provided above, Landlord shall give Tenant a second notice of default (“Second Default Notice”) and Tenant shall have fifteen (15) days after receipt of the Second Default Notice to cure such default; provided, however, Tenant shall have more than fifteen (15) days to cure the non-monetary default as is necessary provided Tenant commences to cure said default within fifteen (15) days of receipt of the Second Default Notice, and Tenant diligently pursues said cure to completion. If Tenant does not cure the default within fifteen (15) days (or if such default cannot reasonably be cured within the fifteen (15) day period, if Tenant shall not within the fifteen (15) day period commence to cure such default and thereafter diligently pursue the same to completion) after Tenant’s receipt of the Second Default Notice, then a “Final Default” shall have occurred.

(c)If, at any time during the Term of this Lease, Tenant shall file in any court, pursuant to any statute of either the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or any portion of Tenant’s property, including, without limitation, its leasehold interest in the Demised Premises, or if Tenant shall make an assignment for the benefit of its creditors or petitions for or enters into an arrangement with its creditors.

(d)If, at any time during the Term of this Lease, there shall be filed against Tenant in any courts pursuant to any statute of the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or any portion of Tenant’s property, including, without limitation, its leasehold interest in the Demised Premises, and any such proceeding against Tenant shall not be dismissed within sixty
(60) days following the commencement thereof.

(e)If Tenant’s leasehold interest in the Demised Premises or property therein shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within thirty (30) days thereafter, or if Tenant’s leasehold interest in the Demised Premises is sold by judicial sale and such sale is not vacated, set aside or stayed on appeal or otherwise within thirty (30) days thereafter.

(f)If Tenant defaults in the payment of principal or interest on any obligations for borrowed money having an original principal balance of $5,000,000 or more in aggregate, or if a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Tenant and the same shall remain un-discharged for a period of thirty (30) days.

(g)If Guarantor shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by such Guarantor under the Guaranty, or Guarantor shall violate any representation or warranty contained in the Guaranty and such violation or failure shall not be cured in any cure period provided in such Guaranty, if any.

(h)An Event of Default (as defined in the Other Leases) by the tenant under any of the Other Leases, as defined herein occurs. As used herein, “Other Leases” shall mean those leases entered into between Landlord or Landlord’s Affiliate, as defined herein, and Tenant or Tenant’s Affiliate for the properties more particularly described on Exhibit “G”. The fact that Tenant assigns its interest as a tenant under any Other Lease shall not change the character of such lease as an Other Lease as defined herein. Should Landlord or Landlord’s Affiliate assign a Lease
(i) in connection with a merger or consolidation of Landlord or Landlord’s Affiliate, (ii) to any entity acquiring all or substantially all of the assets of Landlord or Landlord’s Affiliate, or (iii) to another Affiliate of Landlord, this Lease and the Other Leases shall continue to be cross-defaulted, notwithstanding any other provision of this Lease. Upon such merger, consolidation asset sale and assignment of this Lease, upon Tenant’s request, Landlord shall provide such documentation as reasonably necessary to evidence the same. Should Landlord or Landlord’s Affiliate assign its rights under this Lease to a successor landlord that is not an Affiliate of Landlord in connection with the sale of any or all of the Demised Premises unrelated to an asset sale or merger, then upon such sale and assignment to said non-Affiliate: (i) an Event of Default of the tenant under any Other Lease shall no longer be an Event of Default of Tenant under this Lease; and (ii) an Event of Default of Tenant under this Lease shall no longer be an Event of Default under any Other Lease. Should Landlord or Landlord’s Affiliate assign its rights under any Other Lease to a successor landlord that is not an Affiliate of Landlord in connection with the sale of that property unrelated to an asset sale or merger, then upon such sale and assignment to said non-Affiliate: (1) an Event of Default of the tenant under that particular Other Lease shall no longer be an Event of Default of Tenant under this Lease; and (2) an Event of Default of Tenant under this Lease shall no longer be an Event of Default under that particular Other Lease. Should Landlord or Landlord’s Affiliate assign its rights under this Lease and any Other Leases to the same successor landlord that is not an Affiliate of Landlord, then upon such sale and assignment to said non-Affiliate: (A) an Event of Default of the tenant under those particular Other Leases shall continue be an Event of Default of Tenant under this Lease; and (B) an Event of Default of Tenant under this Lease shall continue to be an Event of Default under those particular Other Leases. This Section shall be self- operative without the need for Landlord or Tenant to execute any documentation in connection with the assignment and sale of the Demised Premises or any property subject to any Other Lease. However, upon request of the other party, Landlord and Tenant shall confirm in writing for the other party whether this Lease and/or Other Leases remain cross-defaulted. As used in this Section, the term “Affiliate” shall mean (i) any Person directly or indirectly through one or more subsidiaries is controlling, controlled by, or under common control with another Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person; (iii) any officer, director, partner, or trustee of such Person; and (iv) if such other Person is an officer, director, partner, or trustee of a Person, the Person for which such Person acts in any such capacity. “Person” shall mean any natural person or Entity. “Entity” shall mean any corporation, partnership (general, limited or other), limited liability company, trust, business trust, cooperative or association..

As used in this Lease a “Material Event of Default” shall mean any of the following Events of Default: (i) a monetary Event of Default under Section 18.1(a); (ii) a Final Default under Section 18.1(b); and (iii) an Event of Default under Section 18.1(c) - (h).

18.2Remedies on Default. If any of the Events of Default hereinabove specified shall occur Landlord, at any time thereafter, shall have and may exercise any of the following rights and remedies:

(a)If a Material Event of Default occurs, Landlord, at any time thereafter, in addition to and not in limitation to the rights and remedies set forth in Section 18.1(a) above, shall have and may exercise any of the following additional rights and remedies:

(i)Landlord may, pursuant to written notice thereof to Tenant, terminate this Lease as to all or some of the Demised Properties and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of some of the Demised Properties or all of the Demised Premises for Landlord’s own account and, for Tenant’s breach of and default under this Lease, recover immediately from Tenant any and all rents and other sums and damages due or in existence at the time of such termination, including, without limitation, (i) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder with respect to such terminated Demised Properties, (ii) all costs and expenses of Landlord in connection with the recovery of possession of the Demised Premises, including reasonable attorneys’ fees and court costs, (iii) all costs and expenses of Landlord in connection with any reletting or attempted reletting of the Demised Premises or any Demised Property, including, without limitation, brokerage fees, attorneys’ fees and the cost of any alterations or repairs which may be reasonably required to so relet the Demised Premises, or any part or parts thereof, and (iv) at Landlord’s option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Term of this Lease, and collect from Tenant (aa) all Rent, sums, charges, payments, costs and expenses owing through the date of acceleration, plus (bb) all accelerated Rent now due and owing which accelerated Rent shall be discounted to present value using a discount rate of five percent (5%), provided, however the accelerated Rent amount shall not exceed two (2) years of the then-existing annual Base Rent.

(ii)Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of some but less than all of the Demised Properties or of the entire Demised Premises for the account of Tenant, make such alterations of and repairs to the Demised Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Demised Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease), at such rents and upon such other terms and provisions as Landlord, in its sole, but reasonable, discretion, may deem advisable. If Landlord relets or attempts to relet the Demised Premises or any Demised Property, Landlord shall at its sole discretion determine the terms and provisions of any new lease or sublease and whether or not a particular proposed new tenant or sublessee is acceptable to Landlord. Upon any such reletting, all rents received by Landlord from such reletting shall be applied, (a) first, to the payment of all costs and expenses of recovering possession of the Demised Premises, (b) second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys’ fees and the cost of any alterations and repairs reasonably required for such reletting;
(c) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord, (d) fourth, to the payment of all Rent and other sums due and unpaid hereunder, and (e) fifth, the residue, if any, shall be held by Landlord and applied in payment of future Rents as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by Tenant hereunder, Tenant shall promptly pay any such deficiency to Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at the time each payment of Rent shall otherwise become due under this Lease, or, at the option of Landlord, at the end of the Term of this Lease. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of the Demised Premises or other breach of or default under this Lease other than a default in the payment of Rent, subject to the limitations otherwise provided in this Lease. No such re-entry, retaking or resumption of possession of the Demised Premises by Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Demised Premises or any part or parts thereof for the account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord under this Lease for Tenant’s previous breach of or default under this Lease.

(iii)Landlord may, without re-entering, retaking or resuming possession of some or all of the Demised Premises, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder either: (i) as they become due under this Lease, taking into account that Tenant’s right and option to pay the Rent hereunder on a monthly basis in any particular Lease Year is conditioned upon the absence of a default on Tenant’s part in the performance of its obligations under this Lease, or (ii) at Landlord’s option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Term of this Lease, and collect from Tenant (aa) all Rent, sums, charges, payments, costs and expenses owing through the date of acceleration, plus (bb) all accelerated Rent now due and owing which accelerated Rent shall be discounted to present value using a discount rate of five percent (5%), provided, however the accelerated Rent amount shall not exceed two (2) years of the then-existing annual Base Rent. Regardless of which of the foregoing alternative remedies is chosen by Landlord under this subparagraph (a), Landlord shall not be required to relet the Demised Premises nor exercise any other right granted to Landlord pursuant to this Lease, nor shall Landlord be under any obligation to minimize or mitigate Landlord’s damages or Tenant’s loss as a result of Tenant’s breach of or default under this Lease. Landlord may proceed to recover and collect all such unpaid Rent and other sums so sued for from Tenant by distress, levy, execution or otherwise. Notwithstanding the foregoing, Landlord shall only be required to relet the Demised Premises and be under an obligation to minimize or mitigate Landlord’s damages or Tenant’s loss as a result of Tenant’s breach of or default under this Lease once Landlord has retaken or resumed possession of the Demised Premises.

Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem the Demised Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

If Landlord elects to terminate this Lease on account of any Event of Default on the part of Tenant, then Landlord may: (i) terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Demised Premises, or (ii) choose to succeed to Tenant’s interest in such arrangement. No payment by a subtenant with respect to a sublease shall entitle such subtenant to possession of the Demised Premises after termination of this Lease and Landlord’s election to terminate the sublease. If Landlord elects to succeed to Tenant’s interest in such arrangement, then Tenant shall, as of the date of notice given by Landlord to Tenant of such election, have no further right to, or interest in, any rent or other consideration receivable under that arrangement.

In addition to the remedies hereinabove specified and enumerated, Landlord shall have the remedies set forth in Article XIX with respect to the FF&E, and Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re- entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy, or Landlord’s exercise thereof shall not preclude Landlord from having or exercising any other remedy set forth in this lease or available at law or in equity. Nothing herein contained shall be construed as precluding Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve the Landlord’s right or the interest of Landlord in the Demised Premises and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of Landlord in this Lease and in the Demised Premises.

18.3Landlord May Cure Tenant Default. If Tenant shall fail to perform any term, provisions, covenant or condition on its part to be performed hereunder, Landlord may, after notice to Tenant and a reasonable time to perform after such notice (or without notice if, in Landlord’s reasonable opinion, an emergency exists) perform the same for the account and at the expense of Tenant. If, at any time and by reason of such failure to perform, Landlord is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the Default Rate, shall be deemed Additional Rent hereunder and shall be repaid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the rents herein reserved.

18.4Rights Cumulative. The rights and remedies provided and available to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other.

18.5Landlord Default. The following events shall be an event of default hereunder by Landlord and shall constitute a breach of this Lease (individually a “Landlord Default”): if Landlord shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Landlord under this Lease, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof from Tenant; provided, however, if such violation cannot be cured within the thirty (30) day cure period and Landlord commences to cure said violation within the thirty (30) day cure period and diligently pursues the cure of the violation to completion then Landlord shall have such time as is reasonably necessary to cure the violation. In the event of a Landlord Default hereunder Tenant shall have the right to cure such default on behalf of Landlord and bring suit against Landlord, and upon obtaining a final, non-appealable judgment, recover against Landlord’s interest in the Demised Premises. In no event shall Tenant have the right to terminate in whole or in part this Lease as a result of any Landlord Default nor shall have Tenant have any right to offset or withhold Rent. Further notwithstanding the foregoing or any other provisions of this Lease, in no event shall Tenant be entitled to recover punitive, incidental, consequential, indirect, special or exemplary damages against Landlord for a Landlord Default.

18.6Leasehold Mortgages.

(a)Leasehold Mortgages. Tenant may at any time execute and deliver one or more mortgages or deeds of trust (such mortgage or deed of trust being hereinafter called a “Leasehold Mortgage”) of Tenant’s leasehold estate and rights hereunder without the consent of Landlord; provided, however, that Tenant shall be and remain liable hereunder for the payment of all Rent and for the performance of all the covenants and conditions of this Lease. If either Tenant or the mortgagee under any such Leasehold Mortgage shall send Landlord a notice informing Landlord of the existence of such Leasehold Mortgage and the address of the mortgagee thereunder for the service of notices, such mortgagee shall be deemed to be a Leasehold Mortgagee as such term is used in this Lease. Landlord shall be under no obligation under this Section to any mortgagee, grantee or corporate trustee under a Leasehold Mortgage of whom Landlord has not received such notice. Landlord shall provide any Leasehold Mortgagee which has notified Landlord of its existence as set forth above with written notice of any default at the time Landlord provides notice of default to Tenant. Leasehold Mortgagee may cure Tenant defaults within the time periods permitted Tenant under this Lease.

(b)Exercise of Remedies. If any Leasehold Mortgagee or a person designated by such Leasehold Mortgagee shall either become the owner of the interest of Tenant hereunder upon the exercise of any remedy provided for in the Leasehold Mortgage, or shall enter into a new lease with Landlord as provided below, such Leasehold Mortgagee or such person shall have the right to assign to any person such interest or such new lease only in accordance with Section 13.1 hereinabove.

(c)Limited Liability. It is expressly understood and agreed by Landlord that a Leasehold Mortgagee has the right to cure Tenant defaults under this Lease but shall not have an obligation to do so. No Leasehold Mortgagee shall become personally liable for the performance or observation of any covenants or conditions to be performed or observed by Tenant unless and until such Leasehold Mortgagee becomes the owner of Tenant’s interest hereunder upon the exercise of any remedy provided for in any Leasehold Mortgage or enters into a new lease with Landlord pursuant to the terms above. Thereafter, such Leasehold Mortgagee shall be liable for the performance and observance of such covenants and conditions only so long as such Leasehold Mortgagee owns such interest or is lessee under such new lease.

ARTICLE XIX TENANT’S PROPERTY

19.1Intentionally Deleted.

ARTICLE XX NOTICES

Any notice or request required or permitted to be given under this Lease shall be in writing and shall be deemed given if delivered by (a) United States registered or certified mail, postage prepaid, return receipt requested, or (b) national overnight courier service, and addressed as follows:

If to Landlord:    NNN REIT, LP
450 S. Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: Senior Vice President - Asset Management

With copy to:    NNN REIT, LP
450 S. Orange Avenue, Suite 900
Orlando, Florida 32801 Attention: General Counsel

If to Tenant:    Freedom Powersports Fort Worth, LLC 901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038
Attention: Blake Lawson

Freedom Powersports, LLC
901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038
Attention: Blake Lawson

Freedom Powersports McKinney, LLC 901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038
Attention: Blake Lawson

Freedom Powersports Johnson County, LLC 901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038
Attention: Blake Lawson

Freedom Powersports Dallas, LLC 901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038

Attention: Blake Lawson

Freedom Powersports Lewisville, LLC 901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038
Attention: Blake Lawson

Freedom Powersports McDonough LLC 901 W. Walnut Hill Lane, Suite 110A Irving, Texas 75038
Attention: Blake Lawson

With copy to:    Powell Coleman & Arnold, LLP
8080 N. Central Expressway, Suite 1380
Dallas, Texas 75206 Attention: Bruce R. Coleman

or such other addresses as may be designated by either party by written notice to the other. Except as otherwise provided in this Lease, every notice, demand, request or other communication hereunder shall be deemed to have been given or served upon actual receipt thereof. Accordingly, a notice shall not be effective until actually received. Notwithstanding the foregoing, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

ARTICLE XXI MISCELLANEOUS

21.1Characterization of Lease. Landlord and Tenant acknowledge and agree that both parties intend that (i) this Lease shall be and constitute what is generally referred to in the real estate industry as a “triple net” or “absolute net” lease, such that Tenant shall be obligated hereunder to pay all costs and expenses incurred with respect to, and associated with, the Demised Premises and the business operated thereon and therein, including, without limitation, all taxes and assessments, utility charges, insurance costs, maintenance costs and repair, replacement and restoration expenses (all as more particularly herein provided) together with any and all other assessments, charges, costs and expenses of any kind or nature whatsoever related to, or associated with, the Demised Premises and the business operated thereon and therein; provided, however, that Landlord shall nonetheless be obligated to pay any debt service on any mortgage encumbering Landlord’s fee simple interest in the Demised Premises, and Landlord’s personal income taxes with respect to the rents received by Landlord under this Lease; except as expressly hereinabove provided, Landlord shall bear no cost or expense of any type or nature with respect to, or associated with, the Demised Premises, (ii) in no event shall Tenant withhold, reduce or suspend the payment of Rent under this Lease for any reason whatsoever, whether or not such reason or event is seen or unforeseen, as the uninterrupted rental income to Landlord is of critical importance to Landlord hereunder, (iii) this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease, (iv) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and (v) Tenant and Landlord each waive any claim or defense based upon the characterization of this Lease as anything other than as a “true lease”. Tenant and Landlord each stipulate and agree (a) except as may be required by applicable laws or a governmental authority (it being understood that Tenant and Landlord each agree that under current U.S. federal income tax law, this Lease is a “true lease” and not part of a loan or financing), not to assert or take, or omit to take, any action if such action or omission (including, without limitation, reporting positions in its income tax return) would be inconsistent with the agreements and understandings set forth in this Section 21.1, and (b) that, in the event that its separate existence from another individual, partnership, corporation, limited liability company, trust or other form of entity (“Person”) is disregarded for U.S. federal income tax purposes, it shall not permit such Person to assert or take any action, or omit to take any action if such omission would be, inconsistent with the agreements and understandings set forth in this Section (determined as though such Person had been a party hereto).

21.2Estoppel Certificates. Tenant shall from time to time, within fifteen (15) days after request by Landlord and without charge, give a Tenant Estoppel Certificate in the form attached hereto as Exhibit “B” and containing such other matters as may be reasonably requested by Landlord to any person, firm or corporation specified by Landlord.

21.3Brokerage. Landlord and Tenant hereby represent and warrant to each other that they have not engaged, employed or utilized the services of any business or real estate brokers, salesmen, agents or finders in the initiation, negotiation or consummation of the business and real estate transaction reflected in this Lease. On the basis of such representation and warranty, each party shall and hereby agrees to indemnify and save and hold the other party harmless from and against the payment of any commissions or fees to or claims for commissions or fees by any real estate or business broker, salesman, agent or finder resulting from or arising out of any actions taken or agreements made by them with respect to the business and real estate transaction reflected in this Lease.

21.4No Partnership or Joint Venture. Landlord shall not, by virtue of this Lease, in any way or for any purpose, be deemed to be a partner of Tenant in the conduct of Tenant’s business upon, within or from the Demised Premises or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

21.5Entire Agreement. This Lease contains the entire agreement between the parties with respect to the Demised Premises and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by an executive officer of Landlord and an authorized officer of Tenant. It is mutually acknowledged and agreed by Landlord and Tenant that there are no verbal agreements, representations, warranties or other understandings affecting the same; and that Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease. This Lease shall not be changed, amended or modified except by a written instrument executed by Landlord and Tenant. This Lease may not be amended by electronic mail or by any oral agreement.

21.6Waiver. No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of any Rent by Landlord with knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions.

21.7Time. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

21.8Costs and Attorneys’ Fees; Consent. If either party shall default hereunder and the other party engages counsel to enforce its rights hereunder, whether or not suit is commenced or judgment is entered, the non-defaulting party shall be entitled to recover its reasonable costs and reasonable attorneys’ fees incurred in enforcing its rights, specifically including reasonable attorneys’ fees incurred in connection with any appeals (whether or not taxable as such by law). Such fees and costs shall include all legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Landlord shall also be entitled to recover its reasonable attorneys’ fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, in the preparation and filing of any proof of claim, and in getting seated on and in serving on any creditor’s committee or sub- committees in said bankruptcy proceeding. Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with any act which Tenant proposes to do and which requires Landlord’s consent (whether or not consent is ultimately given). Landlord shall have no liability for damage resulting from, nor may Tenant terminate this Lease as a result of, Landlord’s failure to give its consent.

21.9Limitation on Liability of Landlord. In the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against the Demised Premises. In the event of the transfer and assignment by Landlord of its interest in this Lease to an assignee, whether by written agreement or by operation of law, Landlord/assignor shall thereby be released from any further obligations hereunder and Tenant shall look solely to the assignee for the performance of Landlord’s obligations under this Lease.

21.10Records and Financial Statements. Tenant shall keep and maintain at all times during the Term complete and accurate books and records adequate to reflect clearly and correctly Tenant’s and Guarantor’s financial performance. Tenant shall furnish to Landlord within ninety
(90) days from the end of Tenant’s fiscal year (i) Tenant’s and Guarantor’s annual financial statements (audited, if available, otherwise certified by Tenant) for the prior fiscal year then ended prepared in accordance with generally accepted accounting principles, including a balance sheet, income statement, cash flow statement, statement of changes in financial condition, all notes to the financial statements, and all other related schedules including a schedule showing all rental expense, and (ii) annual income statement for the Demised Premises and annual sales data from the Demised Premises for the prior fiscal year then ended, prepared in accordance with generally accepted accounting principles. Tenant shall furnish to Landlord within forty-five (45) days from the end of each fiscal quarter Tenant’s quarterly income statement for the Demised Premises and quarterly sales data from the Demised Premises prepared in accordance with generally accepted accounting principles for the prior fiscal quarter then ended, in the form attached as Exhibit “D”. Notwithstanding the foregoing, so long as Guarantor is a publicly traded company and such financial information is available in the public domain, Guarantor does not have to provide such records to reflect Guarantor’s financial performance under this Section 21.10.

21.11Captions and Headings. The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease.

21.12Severability. If any provision of this Lease shall be deemed to be invalid, it shall be considered deleted therefrom and shall not invalidate the remaining provisions of this Lease.

21.13Drafting. This Lease shall not be construed more strictly against one party that the other because it may have been drafted by one of the parties or its counsel, each having contribute substantially and materially to the negotiation and drafting hereof.

21.14Successors and Assigns. The agreements, terms, provisions, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and, to the extent permitted herein, their respective successors and assigns.

21.15Applicable Law, Venue and Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Demised Premises is located. Tenant and Landlord agree that any dispute arising out of this Lease shall be subject to the jurisdiction of and venue shall be appropriate in the state and federal courts in the county and state where the Demised Premises is located. For that purpose, Tenant and Landlord hereby submits to the jurisdiction of and consents to venue in the state and federal courts in the county and state where the Demised Premises is located. Tenant and Landlord further agree to accept service of process out of any of the aforesaid courts in any such dispute by registered or certified mail addressed to Tenant or Landlord. Nothing herein contained, however, shall prevent Landlord from bringing any action or exercising any rights against (i) Tenant, (ii) any security, (iii) Guarantor, or
(iv) the assets of Tenant or Guarantor, within any other state or jurisdiction.

21.16Recordation of Memorandum of Lease and Payment of Taxes and Fees. At either party’s option, a short form memorandum of this Lease, in the form attached hereto as Exhibit “C” shall be recorded or filed among the appropriate land records of the County in which the Demised Premises is located, and Tenant shall pay the recording costs and any fees or taxes associated therewith. Furthermore, should any taxes or charges be owed upon the entry into this Lease, the granting of the leasehold estate, or the recording of the memorandum of lease, Tenant shall be obligated to pay all of said taxes and charges. In the event of a discrepancy between the provisions of this Lease and such short form memorandum thereof, the provisions of this Lease shall prevail.

21.17Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD’S ACCEPTING THIS LEASE.

21.18Counterparts. This Lease may be executed in counterparts by the parties hereto and each shall be considered an original, but all such counterparts shall be construed together and constitute one Lease between the parties hereto. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by electronic transmission or facsimile shall be binding upon transmission and the electronic or facsimile copy may be utilized for the purposes of this Lease.

21.19Maintenance Records and Contracts. Tenant shall keep and maintain at all times complete and accurate books and records regarding the maintenance and repair of the Demised Premises, and upon the request of Landlord not to be made more than two times in any calendar year, Tenant shall furnish to Landlord within thirty (30) days of such request, copies of all maintenance and repair records for the Demised Premises in Tenant’s possession, including any maintenance or service contracts.

21.20Specially Designated Nationals and Blocked Persons.

(a)Tenant represents and warrants to Landlord that: (A) Tenant and each Person owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not currently a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (C) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (D) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (E) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any Person or government subject to trade restrictions under U.S. law, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law. The term “Person” means any natural person, corporation, company, partnership, trust or other business entity.

(b)Tenant covenants and agrees (A) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (B) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached,
(C) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (D) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)Notwithstanding anything herein to the contrary, Tenant shall not permit the Demised Premises or any portion thereof to be used or occupied by any Person on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Demised Premises by any such Person shall be a material default of this Lease.

21.21Guaranty. Simultaneously with the execution of this Lease by Tenant, the Tenant has caused the Guarantor to execute the Unconditional and Continuing Guaranty of this Lease in the form attached hereto as Exhibit “E” from RumbleOn, Inc., a Nevada corporation (“Guarantor”).

21.22Landlord’s Right of Assignment. This Lease shall be fully assignable by the Landlord or its successors and/or assigns, in whole or in part, subject to the terms of this Section, provided that Landlord shall give Tenant prompt written notice of such assignment, and no such assignment will be binding upon Tenant and Tenant shall be entitled to continue making its payments under this Lease to Landlord, unless and until three (3) business days after Tenant receives such written notice of assignment, a copy of the instrument of assignment, and the current address of assignee for notice and the payment of Rent under this Lease. In the event that from time to time Landlord desires to partially assign its interest in the Lease with respect to one or more of the Demised Premises but less than all of the Demised Premises, then (a) Landlord will determine the Base Rent allocated to any Demised Property to be covered by the partial assignment (the “Allocated Base Rent Amount”), and Landlord shall inform Tenant in writing of the total Allocated Base Rent Amount as to each Demised Property to be covered by the partial assignment, as well as the remaining Base Rent payable under this Lease, which determination shall be made in Landlord’s sole and absolute discretion so long as the total Allocated Base Rent Amount as to each Demised Property to be covered by the partial assignment together with the remaining Base Rent payable under this Lease equals the Base Rent payable under this Lease prior to any such assignment; (b) Landlord, at its cost and expense, shall prepare an individual lease agreement (or individual lease agreements, in Landlord’s discretion) in the same form as this Lease (each, an “Individual Lease Agreement”) mutatis mutandis to reflect such assignment; (c) upon the assignment by Landlord, this Lease shall be amended to exclude any such Demised Property from the Lease, and the Base Rent hereunder shall be reduced by the total Allocated Base Rent Amount for the assigned Demised Property; and (d) the Base Rent payable under the Individual Lease Agreement(s) will equal the Allocated Base Rent Amount for each of the Demised Property subject to the Individual Lease Agreement(s). In such event, upon the request of Landlord, Tenant will execute any such new Individual Lease Agreement(s) within ten (10) business days after Landlord has delivered to Tenant: (i) electronic versions (in Word format) of each the Individual Lease

Agreement(s), so that Tenant may electronically compare them to this Lease and verify the only changes to the terms of the Individual Lease Agreement(s) as are allowed by this Lease, and (ii) execution originals of the Individual Lease Agreement(s) that have been executed by the named landlord thereunder. If Tenant fails to deliver such new Individual Lease Agreement(s) within such ten (10) business day period, then Landlord shall deliver a subsequent written request of such new Individual Lease Agreement(s) (the “New Individual Lease Agreement(s) Second Request”) and Tenant shall be required to deliver such new Individual Lease Agreement(s) within two (2) business days after the New Individual Lease Agreement(s) Second Request. Tenant agrees to cooperate reasonably with Landlord in connection with any such sale or assignment. Without limiting the foregoing, Tenant acknowledges that any Individual Lease Agreement(s) can be a “master lease” agreement covering multiple Demised Premises and that, any such Individual Lease Agreement(s) can be cross-defaulted with this Lease so long as Landlord or an entity affiliated with Landlord is the landlord under such Individual Lease Agreement(s).

21.23Incorporation of Recitals. The recitals set forth on the first page of this Lease are hereby incorporated by this reference.

21.24Intentionally Deleted.

21.25Force Majeure. If either party shall, without fault of such party, be delayed or prevented from the performance of any act required hereunder (other than the payment of Rent or any other monetary sum) by reason of acts of God, strikes, lockouts, labor troubles, war, terrorism, inability to procure materials, or any other event that was not foreseen by Tenant and Landlord and such party gives the other party written notice of such event within ten (10) days after such event (a “Force Majeure Event”), the financial inability of the party excepted, performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, that nothing in this Section shall excuse Tenant from the prompt payment of any Rent or any other monetary sum. In the event of a Force Majeure Event such party shall proceed with all diligence to complete the performance of the act upon the cessation of the Force Majeure Event.

21.26Master Lease Characterization. Landlord and Tenant intend that this Lease constitutes a single master lease of all, but not less than all, of the Demised Properties and that Landlord and Tenant have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Demised Properties, and that neither this Lease nor the duties, obligations or rights of Tenant may be allocated or otherwise divided among the Demised Properties by Tenant. Except as expressly provided in this Lease, the Rent payable hereunder is payable for the Demised Premises as a single, indivisible, integrated and unitary economic unit and that but for such integration, the Rent payable under this Lease would have been computed on a different basis.

Landlord and Tenant intend that this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. Landlord and Tenant intend that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant.

Each of the parties (1) waives any claim or defense based upon the characterization of this Lease as anything other than a “true lease” or that asserts that this Lease is anything other than a “true lease,” (2) stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Demised Premises as a “true lease,” (3) stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, and (4) shall support the intent of the parties that the lease of the Demised Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to each of Landlord and Tenant in entering into this Leases.

21.27Authority of Landlord and Tenant. Landlord hereby represents and warrants to Tenant: (i) Landlord has the power and/or legal right to enter into and perform the provisions of this Lease; (ii) the execution, delivery and performance of this Lease has been duly authorized by all necessary corporate, stockholder, partner and/or other action; and (iii) the execution, delivery and performance of this Lease does not contravene (1) any existing law or any legal order applicable to Landlord, (2) any agreement or instrument to which Landlord is a party or to which it or any of its assets is subject, or (3) any provision of Landlord’s certificate of incorporation, by- laws or other organizational documents. Tenant hereby represents and warrants to Landlord: (i) Tenant has the power and/or legal right to enter into and perform the provisions of this Lease; (ii) the execution, delivery and performance of this Lease has been duly authorized by all necessary corporate, stockholder, partner and/or other action; and (iii) the execution, delivery and performance of this Lease does not contravene (1) any existing law or any legal order applicable to Tenant, (2) any agreement or instrument to which Tenant is a party or to which it or any of its assets is subject, or (3) any provision of Tenant’s certificate of incorporation, by-laws or other organizational documents.

21.28Security. Tenant hereby acknowledges and agrees (i) that Tenant shall have sole responsibility for keeping the Demised Premises safe and secure and shall enact reasonable safety measures to protect the security of all persons who come onto the Demised Premises including commercially reasonable lighting of the exterior of the building and of the parking areas, and (ii) Landlord shall have no responsibility for keeping the Demised Premises safe and secure during the Term.

21.29Joint and Several Liability. Whenever two (2) or more parties constitute Tenant, all such parties, as well as any Guarantors of Tenant’s obligations under the Lease, shall be jointly and severally liable for performing Tenant’s obligations hereunder.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed on or as of the day and year first above written.

“LANDLORD”

NNN REIT, LP,
a Delaware limited partnership

By: NNN GP Corp., a Delaware corporation, as General Partner

By: /s/ Christopher P. Tessitore     Name: Christopher P. Tessitore
Its: Executive Vice President

(CORPORATE SEAL)

    Signature Page to Master Lease

"TENANT"

FREEDOM POWERSPORTS FORT WORTH,
LLC, a Texas limited liability company

By:    /s/ Blake Lawson
Name: Blake Lawson
Its:    Treasurer

FREEDOM POWERSPORTS, LLC,
a Texas limited liability company

By: /s/ Blake Lawson
Name: Blake Lawson
Its:    Treasurer

FREEDOM    POWERSPORTS    MCKINNEY,
LLC, a Texas limited liability company
By: /s/ Blake Lawson
Name: Blake Lawson
Its:    Treasurer

FREEDOM    POWERSPORTS    JOHNSON
COUNTY,    LLC,    a    Texas    limited    liability company
By: /s/ Blake Lawson
Name: Blake Lawson
Its:    Treasurer

FREEDOM POWERSPORTS DALLAS, LLC,
a Texas limited liability company

By: /s/ Blake Lawson
Name: Blake Lawson
Its:    Treasurer

Signature Page to Master Lease

FREEDOM POWERSPORTS LEWISVILLE,
LLC, a Texas limited liability company

By: /s/ Blake Lawson
Name: Blake Lawson Its:    Treasurer

FREEDOM POWERSPORTS MCDONOUGH,
LLC, a Delaware limited liability company

By: /s/ Blake Lawson
Name: Blake Lawson Its:    Treasurer

Signature Page to Master Lease

EXHIBIT “A”

LEGAL DESCRIPTION OF THE REAL PROPERTIES

Burleson, TX

Lot 14, in Block 3, of LAKEWOOD PHASE 4 OF MOUNTAIN VALLEY COUNTRY CLUB ESTATES,
an addition to the City of Burleson, Johnson County, Texas, according to the map or plat thereof recorded in Volume 8, Page 543, of the Plat Records of Johnson County, Texas.

Dallas, TX
Tract I:

BEING a 1.5440 acre tract of land situated in the A. G. COLLINS SURVEY, ABSTRACT NO. 329, Dallas County, Texas and being part of Lot 1B, in Block A/8051 of Kars Yes Addition, an addition to the City of Dallas, Dallas County, Texas, according to the plat thereof recorded in Volume 96159, Page 3902, Deed Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a "P.K." nail found for corner in the south right-of-way line of Interstate Highway No. 635 (L.B.J. Freeway)(a variable width R.O.W.) and being the northeast corner of a tract of land described as Parcel 4, Part 1, conveyed by deed to the State of Texas, recorded in Volume 200600093831, Deed Records, Dallas County, Texas (D.R.D.C.T.) and bearing N 89 deg. 46 min. 48 sec. E, a distance of 8.05 feet from a 5/8" iron rod found for corner at the intersection of the south right-of-way line of said Interstate Highway No. 635 with the east right-of-way line of Plano Road (a 100' R.O.W.) said reference point being the northwest corner of said Lot 1B;

THENCE N 89 deg. 46 min. 48 sec. E, along the south right-of-way line of said L.B.J. Freeway and the north line of said Lot 1B, a distance of 176.43 feet to a 1/2" iron rod found for corner and being the beginning of a curve to the right having a central angle of 14 deg. 11 min. 04 sec., a radius of 1041.74 feet and a chord which bears S 83 deg. 07 min. 40 sec. E, a distance of 257.24 feet;

THENCE southeasterly, continuing along the south right-of-way line of said L.B.J. Freeway and the north line of said Lot 1B and along said curve, an arc distance of 257.90 feet to an aluminum monument found for corner and being the north center of a tract of land described as Parcel 4, Part 2, conveyed by deed to the State of Texas, recorded in Volume 200600093831, D.R.D.C.T. and also being the beginning of a non-tangent curve to the right, having a central angle of 58 deg. 13 min. 42 sec., a radius of 21.71 feet and a chord which bears S 56 deg. 04 min. 22 sec. W, a distance of 21.13 feet;

THENCE southwesterly, along the said curve, an arc distance of 22.06 feet to an aluminum monument found for corner in the northwesterly right-of-way line of Estate Lane (a 60' R.O.W.) and being the southwest corner of said Parcel 4, Part 2 and also being in a non-tangent curve to the left having a central angle of 73 deg. 12 min. 08 sec., a radius of 245.00 feet and a chord which bears S 48 deg. 35 min. 07 sec. W, a distance of 292.16 feet;

THENCE southwesterly, along the northwesterly right-of-way line of said Estate Lane and along said curve, an arc distance of 313.02 feet to a 1/2" iron rod found for corner and being the southeast corner of said Lot 1B and also being the northeast corner of Lot 1C, Block A/8051, according to a Revision of part of Lot 1B and all of Lot 1A, Block A, Revised B.B. Owen Subdivision as recorded in Volume 88011, Page 2941, Map Records, Dallas County, Texas;

THENCE N 89 deg. 45 min. 59 sec. W, along the north line of said Lot 1C, a distance of 204.20 feet to a 1/2" iron rod found for corner in the east right-of-way line of said Plano Road and being the southwest corner of said Lot 1B and the northwest corner of said Lot 1C;

THENCE N 00 deg. 14 min. 00 sec. E, along the east line of said Plano Road and the west line of said Lot 1B, a distance of 107.80 feet to an aluminum monument found for corner and being the south corner of said Parcel 4, Part 1;

THENCE N 03 deg. 52 min. 21 sec. E, continuing along the east right-of-way line of said Plano Road, a distance of 126.82 feet the POINT OF BEGINNING and containing 66,391 sq. ft. or 1.5241 acres of land.

SAVE AND EXCEPT that portion taken in Condemnation Proceeding, Cause No. CC-18-01798-B, filed November 27, 2018, recorded under Clerk's File No. 201800310965, Real Property Records, Dallas County, Texas.
Tract II:

Non-Exclusive Easement Estate as created in the Reciprocal Easement for Private Right-of-Way dated August 18, 1986, by and between B. O. Bozeman and Manning Bozeman filed August 19, 1986, recorded in Volume 86161, Page 4615, Real Property Records, Dallas County, Texas.
Tract III:

Non-Exclusive Easement Estate created in Special Warranty Deed dated March 14, 1996, executed by Manning O. Bozeman, filed March 15, 1996, recorded in Volume 96053, Page 5007, Real Property Records, Dallas County, Texas.

Ft. Worth, TX

LOT 3, BLOCK 86, WESTERN HILLS ADDITION, SECTION SEVEN, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO PLAT RECORDED IN VOLUME 388-51, PAGE 69, DEED RECORDS OF TARRANT COUNTY, TEXAS, AND A PORTION OF A TRACT OF LAND RECORDED IN VOLUME 4999, PAGE 216, DEED RECORDS OF TARRANT COUNTY, TEXAS, SAID COMBINED TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A SET 1/2" STEEL ROD IN THE WEST RIGHT OF WAY LINE OF WEST NORMANDALE DRIVE, AN 80 FEET WIDE PUBLIC STREET AT THE NORTHEAST CORNER OF SAID LOT 3, BLOCK 86, AND BEING IN A CURVE TO THE LEFT;

THENCE SOUTHEASTERLY ALONG SAID WEST RIGHT OF WAY LINE, THE EAST LINE OF SAID LOT 3, BLOCK 86 AND ALONG SAID CURVE TO THE LEFT HAVING A RADIUS OF 1879.69 FEET, THROUGH A CENTRAL ANGLE OF 11° 53' 16", AN ARC LENGTH OF 390.00 FEET TO A FOUND 5/8" STEEL ROD AT THE SOUTHEAST CORNER OF SAID LOT 3, BLOCK 86, AND THE NORTHEAST CORNER OF LOT 7R, BLOCK 86, WESTERN HILLS ADDITION, SECTION 7, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO PLAT RECORDED IN VOLUME 388-208, PAGE 72, DEED RECORDS OF TARRANT COUNTY, TEXAS;

THENCE SOUTH 81° 56' 00" WEST ALONG THE SOUTH LINE OF SAID LOT 3, BLOCK 86, AND THE NORTH LINE OF SAID LOT 7R, BLOCK 86, 467.07 FEET TO A SET 1/2" STEEL ROD AT THE SOUTHWEST CORNER OF SAID LOT 3, BLOCK 86, AND THE NORTHWEST CORNER OF SAID LOT 7R, BLOCK 86, IN THE EAST RIGHT OF WAY LINE OF INTERSTATE HIGHWAY 820 WEST, A PUBLIC STREET WITH A VARIABLE WIDTH;

THENCE NORTH 08° 04' 00” WEST ALONG SAID EAST RIGHT OF WAY LINE AND THE WEST LINE OF SAID LOT 3, BLOCK 86, 180.15 FEET TO A SET 1/2" STEEL ROD AT THE BEGINNING OF A CURVE TO THE LEFT;

THENCE NORTHERLY CONTINUING ALONG SAID EAST RIGHT OF WAY LINE, ALONG THE WEST LINE OF SAID LOT 3, BLOCK 86 AND ALONG SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 11,269.16 FEET, AT 65.10 FEET PASSING THE MOST WESTERLY NORTHWEST CORNER OF SAID LOT 3, BLOCK 86, IN ALL, THROUGH A CENTRAL ANGLE OF 00° 43' 31", AN ARC LENGTH OF 142.66 FEET TO A FOUND 5/8" STEEL ROD AT THE SOUTHWEST CORNER OF LOT 2-B, BLOCK 86, WESTERN HILLS ADDITION, SECTION 7, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO PLAT RECORDED IN VOLUME 388-169, PAGE 23, DEED RECORDS OF TARRANT COUNTY, TEXAS;

THENCE NORTH 73° 40' 11" EAST ALONG THE SOUTH LINE OF SAID LOT 2-B, PASSING THE MOST NORTHERLY NORTHWEST CORNER OF SAID LOT 3, BLOCK 86 AT 10.87 FEET, IN ALL
367.95 FEET TO THE POINT OF BEGINNING, AND CONTAINING 3.304 ACRES (143,963 SQUARE FEET) OF LAND, MORE OR LESS.

Hudson Oaks, TX
TRACT 1:

Lot 2, Freedom Powersports Addition, an Addition to the City of Hudson Oaks, Parker County, Texas, according to the plat as recorded in Plat Cabinet D, Slide 379, Plat Records, Parker County, Texas.

TRACT 2:
Lot 4-D, of DIAMOND OAKS SUBDIVISION PHASE in, an Addition to the City of Hudson Oaks, Parker County, Texas, according to the Plat thereof recorded in Cabinet A, Slide 785, Real Property Records of Parker County, Texas.

Hurst, TX
TRACT 1:
BEING a 1.705 acre tract of land situated in the City of Hurst, Tarrant County, Texas and being TRACT G of S. HAYWORTH ADDITION according to the plat recorded in Volume 388-106, Slide 43 of the Official Public Records of Tarrant County, Texas and being more particularly described as follows;
BEGINNING at an "x" in concrete set for the northeast corner of said Tract G and being located in the west line of Interstate Highway 820 (variable width);
THENCE along the west line of said Interstate Highway 820, SOUTH 01° 58' 20" WEST a distance of
200.13 feet to a 5/8 inch iron rod set for the southeast corner of said Tract G;
THENCE departing said west line, SOUTH 88° 02' 20" WEST a distance of 367.77 feet to a 5/8 inch iron rod set for the southwest corner of said Tract G;
THENCE NORTH 00° 26' 35" WEST a distance of 199.73 feet to an "x" in concrete set for the northwest corner of said Tract G;
THENCE NORTH 88° 02' 20" EAST a distance of 376.21 feet to the POINT OF BEGINNING;
CONTAINING 1.705 acres or 74,271 square feet of land more or less all according to that survey prepared by A.J. Bedford Group, Inc.

TRACT 2:

Easement Estate as created in Easement Agreement by and between DW-Hurst, LLC and Whitehead 633, Ltd., dated June 21, 2007, filed July 24, 2007, and recorded in under Clerk's File No. D207257183, Real Property Records, Tarrant County, Texas.

Lewisville, TX
Tract 1

Being Lot 1, Block A, Travis Boats Addition, an addition to the City of Lewisville, Denton County, Texas, according to the plat thereof recorded in Cabinet L, Page 86, Plat Records, Denton County, Texas.
Save and except the following parcel of land:
10,060 square feet of land, more or less, in the William King Survey, Abstract No. 697, City of Lewisville, Denton County, Texas, and being part of a tract of land as described in deed to Soils Organic Solution, Inc., recorded in County Clerk's File No. 2003-0166891, Deed Records Denton County, Texas (D.R.D.C.T.), and being part of Lot 1, Block A, of Travis Boats, an addition to the City of Lewisville, as recorded in Cabinet L, Page 86, Plat Records Denton County, Texas, said 10,060 square feet of land being more particularly described as follows:
COMMENCING at a two inch pipe found at the southeast corner of said Lot 1, of Travis Boats addition, and being an inner ell corner of Lot 1, Block A, of Huffines Chevrolet, an addition to the City of Lewisville, as recorded in Cabinet E, Page 200, Plat Records Denton County, Texas;

THENCE South 89 degrees 17 minutes 34 seconds West along the north line of said Lot 1 of Huffines addition and the south line of Lot 1 of Travis Boat addition a distance of 605.26 feet to a PK nail set on the new northeasterly right-of-way line of Interstate Highway 35E, and being the POINT OF BEGINNING, having NAD 83(1993) Texas State Plane, North Central Zone (4202) surface coordinates of North 7060522.07, and East 2432205.54; **
1)THENCE South 89 degrees 17 minutes 34 seconds West continuing along the north line of said Lot 1 of Huffines addition and the south line of Lot 1 of Travis Boat addition a distance of 52.70 feet to a two inch pipe found at the northwesterly corner of said Lot 1 of Huffines Chevrolet addition and the most southerly southwesterly corner of said Lot 1 of Travis Boat addition, and being on the existing northeasterly right-of-way line of Interstate Highway 35E, as established by deed to the State of Texas, as recorded in Volume 400, Page 127, (D.R.D.C.T.);
2)THENCE North 33 degrees 01 minutes 56 second West along the southwesterly line of said Lot 1 of Travis Boat addition and the existing northeasterly right-of-way line of Interstate Highway 35E a distance
198.09 feet to a point for corner at the most northerly southwesterly corner of said Lot 1 of Travis Boat addition, from which a 1/2 inch iron rod found bears North 04 degrees 45 minutes 11 seconds West, a distance of 1.25 feet;
3)THENCE North 01 degrees 38 minutes 33 second East along the west line of said Lot 1 of Travis Boat addition a distance of 64.24 feet to a 5/8 inch iron rod set with TxDOT 3-1/4 inch aluminum cap on the new northeasterly right-of-way line of Interstate Highway 35E, and being the beginning of a non-tangent curve to the right having a central angle of 00 degrees 44 minutes 39 seconds, a radius of 10,960.00 feet, being subtended by a chord bearing South 35 degrees 17 minutes 49 seconds East, a distance of 142.35 feet; **
4)THENCE continuing along the new northeasterly right-of-way line of Interstate Highway 35E and along said curve to the right an arc distance of 142.35 feet to an X cut set in concrete at the beginning of an Access Denial Line and being the beginning of a tangent curve to the right having a central angle of 00 degrees 38 minutes 42 seconds, a radius of 10,960.00 feet, being subtended by a chord bearing South 34 degrees 36 minutes 08 seconds East, a distance of 123.36 feet; **
5)THENCE continuing along the new northeasterly right-of-way line of Interstate Highway 35E and Access Denial Line along said curve to the right an arc distance of 123.36 feet to an X cut set in concrete;
**
6)THENCE South 28 degrees 43 minutes 53 seconds East, continuing along the new northeasterly right- of-way line of Interstate Highway 35E and Access Denial Line a distance of 13.58 feet to the POINT OF BEGINNING and containing 10,060 square feet (0.2310 acres) of land, more or less.
Basis of Bearing: Texas State Plane Coordinate System, N.A.D. 83, North Central Zone (4202). All coordinates shown hereon are surface coordinates using a combined surface adjustment factor of 1.000150630.
** The monument described and set in this call, if destroyed during construction, may be replaced with a TxDOT Type II Right of Way Marker upon completion of the highway construction project under the supervision of a Registered Professional Land Surveyor, either employed or retained by TxDOT;
The above property being also described in survey as follows:

Description of a 3.970 acre tract of land situated in the W. King Survey, Abstract No. 69, Denton County, Texas and being a part of Lot 1, Block A, Travis Boats Addition, an addition to the City of Lewisville, Denton County, Texas according to the plat thereof recorded in Cabinet L, Page 86, Plat Records, Denton County, Texas after Texas Department of Transportation right-of-way dedication, Parcel No. 2 as recorded in County Clerk's Instrument No. 2016-45566, Deed Records, Denton County, Texas; said 3.970 acre tract being all of that tract of land conveyed to FPS RE Lewisville, LLC by Special Warranty Deed recorded in County Clerk's Instrument No. 2016-47535, Deed Records, Denton County, Texas; said 3.970 acre tract being more particularly described by metes and bounds as follows;

BEGINNING, at a 1/2-inch iron rod found at the easternmost northeast corner of said 3.970 acre tract; said point also being the easternmost northeast corner of said Lot 1, Block A; said point also being the southeast corner of Lot 2, Block A of said Travis Boats Addition; said point also being on the west line of Lot 1, Block A, Huffines Chevrolet, an addition to the City of Lewisville, Denton County, Texas according to the plat thereof recorded in Cabinet E, Page 200, Plat Records, Denton County, Texas;

THENCE, with the common line of said Lot 1, Block A, Travis Boats Addition and Lot 1, Block A, Huffines Chevrolet the following metes and bounds;

South 02 degrees 30 minutes 20 seconds East (plat calls South 02 degrees 46 minutes 18 seconds East), a distance of 210.00 feet to a point at the southeast corner of said 3.970 acre tract; said point also being the southeast corner of said Lot 1, Block A, Travis Boats Addition;

South 89 degrees 19 minutes 40 seconds West (plat calls South 89 degrees 03 minutes 38 seconds West) a distance of 657.97 feet to a point at the southernmost southwest corner of said 3.970 acre tract; said point also being the southeast corner of said Texas Department of Transportation right-of-way dedication, Parcel No. 2 and also being the beginning of Access Denial; said point also being on the northeast right-of-way line of Interstate Highway 35E (South Stemmons Freeway) (300 feet wide);

THENCE, with the said northeast right-of-way line of Interstate Highway 35E, the following metes and bounds;

North 28 degrees 33 minutes 17 seconds West, leaving the north line of said Huffines Chevrolet, a distance of 13.59 feet to a “+” cut in concrete found at the beginning of a curve to the left having a radius of 10,960.00 feet;

Northwesterly, with said curve to the left, passing, at a distance of 123.48 feet a “+” cut in concrete found at the end of said Access Denial; continuing, through a central angle of 01 degrees 23 minutes 40 seconds, a total arc distance of 266.76 feet (chord bears North 34 degrees 47 minutes 45 seconds West, 266.75 feet) to a point (1/2-iron pipe found South 01 degree 43 minutes 42 seconds East, 2.28 feet) at the northernmost southwest corner of said 3.970 acre tract; said point also being the south corner of the remainder of a tract of land conveyed to Naoma Ruth Hurst by Case File No. IE-2003-246, Denton County Probate Court;

THENCE, North 01 degrees 43 minutes 10 seconds East (plat calls North 01 degrees 23 minutes 34 seconds East), a distance of 57.76 feet to a 1/2-inch iron rod found at the westernmost northwest corner of said 3.970 acre tract; said point also being the westernmost northwest corner of said Lot 1, Block A, Travis Boats Addition; said point also being the southwest corner of Lot 3, Block A, of said Travis Boats Addition;

THENCE, with the common line of said Lot 1, Block A and Lot 3, Block A, Travis Boats Addition, the following metes and bounds;

North 89 degrees 19 minutes 40 seconds East, leaving the east line of said Hurst tract, a distance of 294.39 feet (plat calls North 89 degrees 03 minutes 38 seconds East, 294.52 feet) to a point for angle corner;

North 44 degrees 11 minutes 40 seconds East (plat calls North 43 degrees 55 minutes 37 seconds East), a distance of 64.00 feet to a point for angle corner;

North 89 degrees 03 minutes 40 seconds East (plat calls North 88 degrees 47 minutes 37 seconds East), a distance of 30.00 feet to a point at the northernmost northeast corner of said 3.970 acre tract; said point also being the northernmost northeast corner of said Lot 1, Block A; said point also being southeast corner of said Lot 3, Block A; said point also being on the west line of said Lot 2, Block A;

THENCE, with the common line of said Lot 1, Block A and Lot 2, Block A, Travis Boats Addition, the following metes and bounds;

South 00 degrees 56 minutes 20 seconds East (plat calls South 01 degrees 12 minutes 23 seconds East), a distance of 126.15 feet to a 1/2-inch iron rod found at an interior corner of said 3.970 acre tract; said point also being an interior corner of said Lot 1, Block A; said point also being the southwest corner of said Lot 2, Block A;

North 89 degrees 19 minutes 40 seconds East (plat calls North 89 degrees 03 minutes 38 seconds East), a distance of 382.00 feet to the POINT OF BEGINNING;

CONTAINING, 172,927 square feet or 3.970 acres of land, more or less. Tract 2 (Easement Estate)
A non-exclusive easement for vehicular access as created by Perpetual Easement Grand and Maintenance Agreement filed September 15, 1994, recorded under Clerk's File No. 94-R0071353, Real Property Records, Denton County, Texas.

McDonough, GA

Tract 2:

Also Described As:

McKinney, TX

TRACT 1:
Being all of Lot 1R, Block A, of Freedom Powersports Addition, an addition to the City of McKinney, Collin County, Texas, according to the map or plat thereof recorded in Volume 2021, Page 51, Map Records of Collin County, Texas.
TRACT 2:
Non-exclusive appurtenant access easement set forth in Amendment to Shared Access Easement, dated April 22, 2019, executed by and between TPEG FRE McKinney LLC and Lyle Land Company LLC, recorded on May 6, 2019, under Clerk's File Number, 20190506000501380, Real Property Records, Collin County, Texas.

EXHIBIT “B”

TENANT ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (“Certificate”) is given this *** day of ***, 20** by *** (“Tenant”) in favor of ***, a *** (“Beneficiary”).

RECITALS:

A.Pursuant to the terms and conditions of that certain Lease Agreement (“Lease”) dated ***, NNN REIT, LP (“Landlord”) leased to Tenant certain real property in *** County,
*** (“Premises”), which Premises is more particularly described in the Lease.

B.Pursuant to the terms and conditions of the Lease, the Beneficiary has requested that the Tenant execute and deliver this Certificate with respect to the Lease.

NOW, THEREFORE, in consideration of the above premises, the Tenant hereby makes the following statements for the benefit of the Assignee:

1.The copy of the Lease attached hereto and made a part hereof as Exhibit “A” is a true, correct and complete copy of the Lease, which Lease is in full force and effect as of the date hereof, and has not been modified or amended.

2.The Lease sets forth the entire agreement between the Landlord and the Tenant relating to the leasing of the Premises, and there are no other agreements, written or oral, relating to the leasing of the Premises.

3.There exists no uncured or outstanding defaults or events of default under the Lease, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under the Lease.

4.No notice of termination has been given by Landlord or Tenant with respect to the
Lease.

5.All payments of Rent due the Landlord under the Lease through and including the date hereof have been made, including the monthly installment of Base Rent (as defined in the Lease) for the period of *** to *** in the amount of $***.

6.As of the date hereof, the annual Base Rent under the Lease is $***.

7.There are no disputes between the Landlord and the Tenant with respect to any Rent due under the Lease or with respect to any provision of the Lease.

8.The Lease is and remains cross-defaulted with the Other Leases on those properties more particularly identified on Schedule A to this Certificate.

9.The Tenant represents and warrants that (a) Tenant is in occupancy of the Premises pursuant to the Lease, and (b) Tenant has no offsets, counterclaims or defenses with respect to its obligations under the Lease.

10.The Tenant understands and acknowledges that Beneficiary is relying upon the representations set forth in this Certificate, and Beneficiary and its successors and assigns may rely on this Certificate in connection with the assignment of the Lease to Beneficiary.

EXECUTED as of the day and year first set forth above.

By:      Name:      Its:

    , the Guarantor under that certain Unconditional and Continuing Guaranty dated ***, 20*** (the “Guaranty”), hereby signs this Estoppel Certificate to acknowledge to Beneficiary that the Guaranty remains in full force and effect, and shall remain in effect after any assignment of the Lease to Beneficiary or Beneficiary’s successors and assigns.

GUARANTOR:

By:      Name:      Its:

Schedule A Other Leases

EXHIBIT “C”

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, entered into as of this day of ***, 20***, by and between NNN REIT, LP, a Delaware limited partnership, whose address is 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, as Landlord, and Freedom Powersports Fort Worth, LLC, a Texas limited liability company; Freedom Powersports, LLC, a Texas limited liability company; Freedom Powersports McKinney, LLC, a Texas limited liability company; Freedom Powersports Johnson County, LLC, a Texas limited liability company; Freedom Powersports Dallas, LLC, a Texas limited liability company; Freedom Powersports Lewisville, LLC, a Texas limited liability company; and Freedom Powersports McDonough LLC, a Delaware limited liability company, collectively, as Tenant.

W I T N E S S E T H:

THAT, Landlord and Tenant have heretofore entered into a certain Lease Agreement dated
***, 20*** (the “Lease”) covering certain premises consisting of, among other things, certain real property located in *** County, *** more particularly described on Exhibit “A” attached hereto upon which there is constructed and located certain improvements (together the “Premises”), and

WHEREAS, it is the desire of both Landlord and Tenant to memorialize the Lease and set forth certain pertinent data with respect thereto,

NOW THEREFORE, with respect to the Lease, Landlord and Tenant hereby acknowledge and agree as follows:

1.Demise. The Premises has been and is hereby demised, let and leased by Landlord to Tenant, and taken and accepted by Tenant from Landlord, all pursuant to and in accordance with the Lease.

2.Term. The Initial Term of the Lease is from ***, 20***, until ***. Tenant has the right, privilege and option to renew and extend the Initial Term of the Lease for up to *** (***) additional periods of five (5) years each, subject to the provisions and conditions of the Lease.

3.Possession. Landlord has delivered possession of the Premises to Tenant and Tenant has accepted delivery and taken possession of the Premises from Landlord.

4.No Recognition. Landlord shall have no obligation to recognize any or to agree to not disturb any subtenant of Tenant upon any Event of Default of Tenant under this Lease or upon any other termination of the Lease, unless Landlord shall agree to do so in writing by separate instrument, but Landlord shall have no obligation to do so. Landlord’s consent to any sublease shall not be construed as or imply any agreement on Landlord’s part to recognize any subtenant. In the event of Tenant’s surrender of this Lease or the termination of this Lease for any reason or by any circumstance, Landlord may either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease. During the time that any uncured Event of

C-1

Default exists hereunder, Landlord, as assignee, may collect such sublease rent and apply it toward Tenant’s obligations under this Lease. Any subtenant shall be required in its sublease to pay all sublease rent directly to Landlord upon receipt of notice from Landlord that an Event of Default exists under this Lease. THIS SECTION SHALL PUT ANY SUBTENANT ON NOTICE THAT LANDLORD HAS NO OBLIGATION TO RECOGNIZE ANY SUBLEASE AND THAT UPON TERMINATION OF THIS LEASE FOR ANY REASON LANDLORD MAY TERMINATE ANY SUBTENANTS TENANCY AND ANY RIGHTS TO POSSESSION OF THE PREMISES, EVEN IF LANDLORD HAS ACCEPTED RENT PAYMENTS FROM SUBTENANT.

5.Liens on Landlord’s Interest Prohibited. BY THE TERMS OF THE LEASE, LANDLORD’S INTEREST IN THE PREMISES MAY NOT BE SUBJECTED TO LIENS OF ANY NATURE BY REASON OF TENANT’S CONSTRUCTION, ALTERATION, REPAIR, RESTORATION, REPLACEMENT OR RECONSTRUCTION OF ANY IMPROVEMENTS ON OR IN THE PREMISES, INCLUDING THOSE ARISING IN CONNECTION WITH OR AS AN INCIDENT TO THE RENOVATION OF THE IMPROVEMENTS LOCATED ON THE PREMISES, OR BY REASON OF ANY OTHER ACT OR OMISSION OF TENANT (OR OF ANY PERSON CLAIMING BY, THROUGH OR UNDER TENANT) INCLUDING, BUT NOT LIMITED TO, MECHANICS’ AND MATERIALMEN’S LIENS. ACCORDINGLY, ALL PERSONS DEALING WITH TENANT ARE HEREBY PLACED ON NOTICE THAT SUCH PERSONS SHALL NOT LOOK TO LANDLORD OR TO LANDLORD’S CREDIT OR ASSETS (INCLUDING LANDLORD’S INTEREST IN THE PREMISES) FOR PAYMENT OR SATISFACTION OF ANY OBLIGATIONS INCURRED IN CONNECTION WITH THE CONSTRUCTION, ALTERATION, REPAIR, RESTORATION, RENOVATION, REPLACEMENT OR RECONSTRUCTION THEREOF BY OR ON BEHALF OF TENANT. TENANT HAS NO POWER, RIGHT OR AUTHORITY TO SUBJECT LANDLORD’S INTEREST IN THE PREMISES TO ANY MECHANIC’S OR MATERIALMEN’S LIEN OR CLAIM OF LIEN.

6.Intentionally Omitted.

7.Subordination and Attornment. The Lease specifically provides that the Lease and Tenant’s leasehold interest in and to the Premises are junior, inferior, subordinate and subject in all respects to any mortgage or mortgages now or hereafter in force and effect upon or encumbering the Premises or any portion thereof, as more particularly set forth in the Lease. Tenant shall, and has agreed to, attorn to any successor of the interest of Landlord under the Lease, including the purchaser at any foreclosure sale occasioned by the foreclosure of any such mortgage or mortgages, for the balance of the Term of the Lease remaining at the time of the succession of such interest to such successor..

8.Inconsistent Provisions. The provisions of this Memorandum constitute only a general description of the content of the Lease with respect to matters set forth herein. Accordingly, third parties are advised that the provisions of the Lease itself shall be controlling with respect to all matters set forth herein. In the event of any discrepancy between the provisions of the Lease and this Memorandum, the provisions of the Lease shall take precedence and prevail over the provisions of this Memorandum.

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9.Termination of Lease. All rights of Tenant in the Premises shall terminate upon the expiration or earlier termination of the Lease, which may be evidenced by a written notice of such expiration or termination recorded or filed by Landlord among the appropriate land records of the County in which the Premises is located.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be duly executed on or as of the day and year first above written.

Signed, sealed and delivered in the presence of:

Name:

Name:

“LANDLORD”

NNN REIT, LP,
a Delaware limited partnership

By:    NNN GP Corp., a Delaware corporation, as General Partner

By:     Name:     Its:

(CORPORATE SEAL)

STATE OF FLORIDA COUNTY OF ORANGE

The foregoing instrument was acknowledged before me by means of ☐ physical presence or    ☐    online    notarization,    this            day    of        ,    20        by
    , as     of NNN GP Corp., a Delaware corporation, as general partner of NNN REIT, LP, a Delaware limited partnership, on behalf of the partnership. He is personally known to me.

Notary Public - State of      Print Name:      Commission Number:      Commission Expires:

(NOTARY SEAL)

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“TENANT”

        FREEDOM    POWERSPORTS    FORT
Name:

Name:

WORTH,    LLC,    a    Texas    limited    liability company

By:     Name:     Its:

(CORPORATE SEAL)

STATE OF      COUNTY OF

The foregoing instrument was acknowledged before me by means of ☐ physical presence or    ☐    online    notarization,    this            day    of        ,    20        by
    , as          of Freedom Powersports Fort Worth, LLC, a Texas limited liability company, on behalf of the     . He/she is personally known to me or has produced     as identification.

Notary Public - State of      Print Name:      Commission Number:      Commission Expires:

(NOTARY SEAL)

C-5

“TENANT”

        FREEDOM POWERSPORTS, LLC,
Name:        a Texas limited liability company

        By:
Name:

Name:     Its:

(CORPORATE SEAL)

STATE OF      COUNTY OF

The foregoing instrument was acknowledged before me by means of ☐ physical presence or    ☐    online    notarization,    this            day    of        ,    20        by
    , as          of Freedom Powersports, LLC, a Texas limited liability company, on behalf of the         . He/she is personally known to me or has produced     as identification.

Notary Public - State of      Print Name:      Commission Number:      Commission Expires:

(NOTARY SEAL)

C-6

“TENANT”

        FREEDOM POWERSPORTS MCKINNEY,
Name:        LLC, a Texas limited liability company

        By:
Name:

Name:     Its:

(CORPORATE SEAL)

STATE OF      COUNTY OF

The foregoing instrument was acknowledged before me by means of ☐ physical presence or    ☐    online    notarization,    this            day    of        ,    20        by
    , as          of Freedom Powersports McKinney, LLC, a Texas limited liability company, on behalf of the     . He/she is personally known to me or has produced     as identification.

Notary Public - State of      Print Name:      Commission Number:      Commission Expires:

(NOTARY SEAL)

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“TENANT”

        FREEDOM    POWERSPORTS    JOHNSON
Name:

Name:

COUNTY, LLC, a Texas limited liability company

By:     Name:     Its:

(CORPORATE SEAL)

STATE OF      COUNTY OF

The foregoing instrument was acknowledged before me by means of ☐ physical presence or    ☐    online    notarization,    this            day    of        ,    20        by
    ,    as            of    Freedom Powersports Johnson County, LLC, a Texas limited liability company, on behalf of the
    . He/she is personally known to me or has produced     as identification.

Notary Public - State of      Print Name:      Commission Number:      Commission Expires:

(NOTARY SEAL)

C-8

“TENANT”

        FREEDOM    POWERSPORTS    DALLAS,
Name:        LLC, a Texas limited liability company

        By:
Name:

Name:     Its:

(CORPORATE SEAL)

STATE OF      COUNTY OF

The foregoing instrument was acknowledged before me by means of ☐ physical presence or    ☐    online    notarization,    this            day    of        ,    20        by
    , as          of Freedom Powersports Dallas, LLC, a Texas limited liability company, on behalf of the         . He/she is personally known to me or has produced     as identification.

Notary Public - State of      Print Name:      Commission Number:      Commission Expires:

(NOTARY SEAL)

C-9

“TENANT”

        FREEDOM POWERSPORTS
Name:

Name:

LEWISVILLE, LLC, a Texas limited liability company

By:     Name:     Its:

(CORPORATE SEAL)

STATE OF      COUNTY OF

The foregoing instrument was acknowledged before me by means of ☐ physical presence or    ☐    online    notarization,    this            day    of        ,    20        by
    , as          of Freedom Powersports Lewisville, LLC, a Texas limited liability company, on behalf of the     . He/she is personally known to me or has produced     as identification.

Notary Public - State of      Print Name:      Commission Number:      Commission Expires:

(NOTARY SEAL)

C-10

“TENANT”

        FREEDOM POWERSPORTS
Name:

Name:

MCDONOUGH, LLC, a Delaware limited liability company

By:     Name:     Its:

(CORPORATE SEAL)

STATE OF      COUNTY OF

The foregoing instrument was acknowledged before me by means of ☐ physical presence or    ☐    online    notarization,    this            day    of        ,    20        by
    ,    as            of    Freedom Powersports McDonough, LLC, a Delaware limited liability company, on behalf of the
    . He/she is personally known to me or has produced     as identification.

Notary Public - State of      Print Name:      Commission Number:      Commission Expires:

(NOTARY SEAL)

C-11

EXHIBIT “D”

FINANCIAL INFORMATION

To be in a form reasonably acceptable to Landlord and Tenant.

D-1

EXHIBIT “E”

UNCONDITIONAL AND CONTINUING GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to NNN REIT, LP, a Delaware limited partnership, as “Landlord”, to enter into a certain Unitary Master Lease Agreement dated on or about the date hereof, with respect to eight (8) powersport dealerships located in various Cities and States, more particularly described therein (the “Lease”, which is incorporated herein by reference) with FREEDOM POWERSPORTS FORT WORTH, LLC, a Texas limited liability company; FREEDOM POWERSPORTS, LLC, a Texas limited liability company; FREEDOM POWERSPORTS MCKINNEY, LLC, a Texas limited liability company; FREEDOM POWERSPORTS JOHNSON COUNTY, LLC, a Texas limited liability company; FREEDOM POWERSPORTS DALLAS, LLC, a Texas limited liability company; FREEDOM POWERSPORTS LEWISVILLE, LLC, a Texas limited liability company; and FREEDOM POWERSPORTS MCDONOUGH, LLC, a Delaware limited liability company, collectively as “Tenant”, RUMBLEON, INC., a Nevada corporation, as “Guarantor”, absolutely, unconditionally and irrevocably guarantees to Landlord the full and prompt payment of all rent and all other charges to be paid by Tenant under the Lease and the full and timely performance and observance of all covenants, conditions, and agreements therein provided to be performed and observed by Tenant.

The validity of this Guaranty of Lease (this “Guaranty”) and the obligations of the Guarantor shall not be terminated, affected, or impaired by reason of (i) any forbearance, releases, settlements or compromises between Landlord and Tenant or any other guarantor, by reason of any waiver of or failure to enforce any of the rights and remedies reserved to Landlord in the Lease or otherwise; (ii) the invalidity, illegality or unenforceability of the Lease for any reason whatsoever; (iii) the relief or release of Tenant or any other guarantor from any of their obligations under the Lease by operation of law or otherwise, including, without limitation, the insolvency, bankruptcy, liquidation or dissolution of Tenant or any other guarantor or the rejection of or assignment of the Lease in connection with proceedings under the bankruptcy laws now in effect or hereafter enacted (other than any written release of Tenant by Landlord); (iv) the release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral securing the Lease; or (v) any other act or omission of Landlord or Tenant which would otherwise constitute or create a legal or equitable defense in favor of Guarantor.

Guarantor represents and warrants that Guarantor has a material economic interest in Tenant and that the execution of this Lease will be of direct benefit to it, whether or not it shall ever occupy any portion of the Demised Premises (as defined in the Lease). This Guaranty will remain in full force and effect as to any renewal, modification, amendment, or extension of the Lease, any assignment or transfer of the Lease by Landlord or Tenant, any subletting by Tenant, any change in the status, composition, structure or name of Tenant or Guarantor, or any holdover by Tenant under the Lease.

If Guarantor, directly or indirectly, advances any sums to Tenant, such sums and indebtedness will be subordinate in all respects to the amounts then and thereafter due and owing by Tenant under the Lease. Payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the rights or remedies Landlord may have against Tenant, unless and until all of the obligations then payable or performable by Tenant under the Lease have been performed, including particularly, but without limitation, payment of the full amount then due and owing to Landlord under the Lease and this Guaranty.

Wherever reference is made to the liability of Tenant in the Lease, such reference is deemed likewise to refer to Guarantor, jointly and severally, with Tenant. The liability of Guarantor for the obligations of the Lease shall be primary; in any rights of action which accrues to Landlord under the Lease, Landlord may proceed against Guarantor and/or Tenant, jointly or severally, and may proceed against Guarantor without having demanded performance of, commenced any action against, exhausted any remedy against, or obtained any judgment against Tenant. This Guaranty is irrevocable and continuing in nature and relates to any of the obligations now existing or hereafter arising under the Lease. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection. Guarantor waives any obligation on the part of Landlord to enforce the terms of the Lease against Tenant as a condition to Landlord’s right to proceed against Guarantor.

Guarantor expressly waives: (i) notice of acceptance of this Guaranty and of presentment, demand and protest; (ii) notice of any default hereunder or under the Lease and of all indulgences;
(iii) demand for observance, performances, or enforcement of any terms for provisions of this Guaranty or the Lease; and (iv) all other notices and demands otherwise required by law which Guarantor may lawfully waive. In addition, Guarantor expressly waives any notice of the assignment of the Lease by Landlord or Tenant, or any notice of the amendment of the Lease by Landlord and Tenant, and no such assignments or amendments shall in any way release or reduce Guarantor’s continuing liability and obligations under this Guaranty. Upon any such amendment of the Lease by Landlord and Tenant the guarantied obligations hereunder shall be all of the obligations under the Lease as so amended.

Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or further provision of the United State Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended or modified, or in connection with any other State of Federal solvency proceeding, or if such a petition be filed by creditors of said Tenant, or if Tenant shall seek any judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of the Tenant’s property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with respect to the Lease shall be of the same scope as if Guarantor itself executed the Lease as the named lessee thereunder and no “rejection” and/or “termination” of the Lease in any of the proceedings referred to in this paragraph shall be effective to release and/or terminate the continuing liability of Guarantor to Landlord under this Guaranty with respect to the Lease for the remainder of the Lease term stated therein unaffected by any such “rejection” and/or “termination” in said proceedings; and if, in connection with any of the circumstances referred to in this paragraph, Landlord should request that Guarantor execute a new lease for the balance of the term of the Lease (unaffected by any such “rejection” and/or “termination” in any of said proceedings), but in all other respects identical with the Lease, Guarantor shall do so as the named “Tenant” under such new lease (irrespective of the fact that the existing Lease may have been “rejected” or “terminated” in connection with any proceedings referred to in this paragraph). In the event of failure or refusal of Guarantor to execute such new lease as therein provided, without limiting any of the legal or equitable remedies of Landlord on account of such failure or refusal, Guarantor agrees that Landlord shall have the right to obtain a decree of specific performance against Guarantor; and further, if in connection with any of the solvency or insolvency proceedings referred to in this paragraph, should the Tenant seek and obtain approval to assume or otherwise reaffirm the Lease and the obligations thereunder or to assume the Lease and assign the Lease to a third party, and even in the event Landlord consents to any such assumption or assumption and assignment, Guarantor acknowledges and agrees that this Guaranty will remain in effect and Guarantor will continue to be liable under the Lease as assumed or as assumed and assigned.

Guarantor further agrees that, to the extent Tenant or Guarantor makes a payment or payments to Landlord under the Lease or this Guaranty, which payment or payments or any part thereof are substantially invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Tenant or Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

Guarantor hereby waives, to the maximum extent permitted by law, all defenses available to a surety, whether or not the waiver is specifically enumerated in this Guaranty.

Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or Tenant in connection with the obligations under the Lease, but each and every term and condition hereof shall be in addition thereto. No modification or amendment of this Guaranty will be effective unless executed by Guarantor and consented to by Landlord in writing, and no cancellation of this Guaranty will be valid unless executed by Landlord in writing.

If Tenant’s obligations are void or voidable due to illegal or unauthorized acts by Tenant in the execution of the Lease, Guarantor shall nevertheless be liable hereunder to the same extent as it would have been if the obligations of the Tenant had been enforceable against the Tenant.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER PARTY HERETO OR THEIR RESPECTIVE SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

1.Statute of Limitations and Other Legal Requirements. Until all obligations due under the Lease have been satisfied and performed in full, all of the rights, privileges, powers and remedies granted to Landlord hereunder shall continue to exist and may be exercised by Landlord at any time and from time to time irrespective of the fact that any of the said obligations under the Lease may have become barred by any statute of limitations. Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

2.Interest. If Guarantor fails to make any payment due and required to be made by it under this Guaranty (“Payment”), then, to the extent permitted by law, such Payment shall bear interest from the due date thereof until paid at the lesser of twelve percent (12%) per annum or the highest rate allowed by applicable law (the “Default Rate”). Guarantor agrees to pay interest accrued hereunder in respect of any Payment on demand. All computations of interest hereunder will be made by Landlord on the basis of a year of 360 days and based upon the actual number of days elapsed (including the first (1st) day but excluding the last day).

3.Representations, Warranties and Covenants. As an inducement to Landlord entering into the Lease, Guarantor hereby makes the following representations, warranties and covenants which survive the execution and delivery of this Guaranty:

(a)Guarantor has the power and/or legal right to own its assets, to conduct its business as now conducted, and to enter into and perform the provisions of this Guaranty.

(b)The execution, delivery and performance of this Guaranty by Guarantor, if it is a corporation, partnership or other entity, has been duly authorized by all necessary corporate, stockholder, partner and/or other action.

(c)The execution, delivery and performance of this Guaranty by Guarantor does not contravene (1) any existing law or any legal order applicable to, or license or permit granted to Guarantor, (2) any agreement or instrument to which Guarantor is a party or to which it or any of its assets is subject, or (3) any provision of Guarantor’s certificate of incorporation, by-laws or organizational documents.

(d)Guarantor (1) is not, and will not as a result of the execution and delivery of this Guaranty be rendered insolvent, (2) does not intend to incur, or believe it is incurring, obligations beyond its ability to pay and (3) represents that its property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital.

(e)This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the Guarantor’s bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights or by general principles of equity limiting the availability of equitable remedies.

(f)No approval of any governmental entity or any other person is required for the execution, delivery and performance by Guarantor of this Guaranty.

(g)There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

4.Sale of All or Substantially All of the Assets of Guarantor. Notwithstanding anything else contained herein or in the Lease, Guarantor shall not sell all or substantially all of Guarantor’s assets to any other person or entity (a “Purchaser”) without (i) thirty (30) days prior notice to Landlord, and (ii) without obtaining from a Purchaser for the benefit of Landlord a fully executed Guaranty of the Lease binding on the Purchaser in the same form as this Guaranty. No such sale of all or substantially all of the assets of Guarantor shall in any way release Guarantor from any obligations under the Guaranty. Any violation of the terms of this Section shall be a default of Guarantor under this Guaranty and shall be an Event of Default of Tenant under the Lease, which shall give rise to all of Landlord’s rights and remedies under this Guaranty and the Lease.

5.Miscellaneous.

(a)Joint and Several Liability. The liability of each Guarantor hereunder, if more than one, shall be joint and several.

(b)Costs, Expenses and Legal Fees. If Guarantor breaches its obligations hereunder and Landlord counsel to enforce its rights hereunder, whether or not suit is commenced or judgment is entered, Landlord shall be entitled to recover its reasonable costs and reasonable attorneys’ fees incurred in enforcing its rights, specifically including reasonable attorneys’ fees incurred in connection with any appeals (whether or not taxable as such by law). Such costs shall include all legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Landlord shall also be entitled to recover its reasonable attorneys’ fees and costs incurred in any bankruptcy action filed by or against Tenant or Guarantor, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, in the preparation and filing of any proof of claim, and in getting seated on and in serving on any creditor’s committee or sub-committees in said bankruptcy proceeding.

(c)Governing Law, Venue and Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State in which the Demised Premises is located. Guarantor and Landlord agree that any dispute arising out of this Guaranty shall be subject to the jurisdiction of and venue shall be appropriate in the state and federal courts located the State of Texas and located in Orange County, Florida. For that purpose, Guarantor and Landlord hereby submits to the jurisdiction of and consents to venue in the state and federal courts located in the State of Texas and located in Orange County, Florida. Guarantor and Landlord further agree to accept service of process out of any of the aforesaid courts in any such dispute by registered or certified mail addressed to Guarantor or Landlord. Nothing herein contained, however, shall prevent Landlord from bringing any action or exercising any rights against (i) Tenant, (ii) any security, (iii) Guarantor, or (iv) the assets of Tenant or Guarantor, within any other state or jurisdiction.

(d)Remedies Cumulative; No Waiver. Guarantor hereby agrees that the enumeration of Landlord’s rights and remedies set forth in this Guaranty is not intended to be exhaustive and the exercise by Landlord of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties, or which may now or hereafter exist at law or in equity or by suit or otherwise. No delay on the part of Landlord in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege shall be construed to be a waiver of any default. No course of dealing between Guarantor and Landlord, or any of Landlord’s agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any default.

(e)Time is of the Essence. For all payments made and obligations to be performed under this Guaranty, time is of the essence.

(f)Assignment, Binding Effect, Benefit of Agreement. This Guaranty and the duties and obligations of Guarantor hereunder (1) shall inure to the benefit of, and be enforceable by, Landlord and any successors and/or assigns as Landlord under the Lease; and (2) may not be delegated or transferred by Guarantor.

(g)Severability. Whenever possible this Guaranty and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. Any provisions of this Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In addition, any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

(h)Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provisions hereof.

6.Estoppel Certificates. Guarantor shall from time to time, within fifteen (15) days after request by Landlord and without charge, execute and deliver to Landlord (i) a Guarantor Estoppel Certificate containing such matters as may be reasonably requested by Landlord to any person, firm or corporation specified by Landlord, and (ii) a Guarantor estoppel/acknowledgement on the form Tenant Estoppel attached to the Lease as Exhibit “B”.

7.ACKNOWLEDGMENT. GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT IT MAKES ALL OF THE WAIVERS, AGREEMENTS AND CONSENTS (“WAIVERS”) SET FORTH IN THIS GUARANTY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS COUNSEL. GUARANTOR FURTHER ACKNOWLEDGES THAT SUCH WAIVERS ARE A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THE LEASE AND THAT LANDLORD WOULD NOT HAVE ENTERED INTO THE LEASE WITHOUT SUCH WAIVERS.

GUARANTOR ACKNOWLEDGES THAT IT HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE TO BE CAPABLE OF EVALUATING THE RISKS OF ITS GUARANTY. IF ANY OF THE WAIVERS HEREIN ARE DETERMINED TO BE UNENFORCEABLE UNDER APPLICABLE LAW, SUCH WAIVERS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY SUCH LAW.

IN WITNESS WHEREOF, the parties hereto executed this Guaranty or have caused this Guaranty to be executed and delivered by their duly authorized officer(s) on the date set forth below.

RUMBLEON, INC., a Nevada corporation

By:          Name: Brian Lawson     Title: Treasurer     Address: 901 Walnut Hill Lane
Suite 110A
Irving, Texas 75038

Date:

EXHIBIT “F”

ANNUAL STORAGE TANK INFORMATION

Facility Name	Name of Tenant and Store Number
Tank ID	Tank identifier (usually 1,2,3 or 4)
Fuel Type	Fuel Store in Tank
Tank Type	Tank Construction Information (see EPA guidelines on various tank construction types)
Pipe Material	Pipe Construction (see EPA guidelines)
Leak Detection	Type of Leak detection used such as Automatic Tank Gauging (ATG), Interstitial Monitoring or Statistical Inventory Reconciliation (see EPA guidance)
Line Test	Date of the latest piping test should be provided by tenant
Tank Tightness Test	Only if applicable, tenant should provide with test date (see EPA guidance)
Site Plan	Tenant should provide a site plan showing which tanks correspond to the Tank ID etc.

F-1

EXHIBIT “G”

OTHER LEASES

•That certain Lease Agreement between NNN REIT, LP, and RNMC Daytona, LLC, for the premises located at 290 N. Beach Street, Daytona Beach, FL, upon the execution of such Lease Agreement by NNN REIT, LP, and RNMC Daytona, LLC.

G-1

EXHIBIT “H”

CONSOLIDATED EBITA

As used within this Lease, “Consolidated EBITDA” shall have the meaning as set forth in this Exhibit “H”. Unless otherwise defined in this Lease or set forth herein, all capitalized terms used herein shall have the same meaning as set forth in Guarantor’s publicly filed financial statements.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)increased (without duplication) by the following:

(i)provision for Taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii)Consolidated Interest Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iii)Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income whether before or after the Closing Date; plus

(iv)any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the Loan Documents and (B) any amendment or other modification of the Loan Documents, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one- time costs incurred in connection with acquisitions or divestitures on or after the Closing Date (including the Transaction Expenses), and costs related to the closure and/or consolidation of facilities and to existing lines of business; provided that amounts added back pursuant to this clause (v) shall not exceed, when added to the aggregate amount of add backs made pursuant to clause (viii) of this definition of “Consolidated EBITDA”, 25%

of Consolidated EBITDA for such period calculated prior to giving effect to the add-backs set forth in this clause (v); plus

(vi)any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii)the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non- wholly-owned subsidiary; plus

(viii)the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to result from actions taken prior to or during, or expected to be taken following such period (which cost savings, operating expense reductions or synergies shall be subject only to certification by a Responsible Officer of the Borrower and shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that
(x) such cost savings, operating expense reductions or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or are to be taken within eighteen (18) months from the date of such transaction and (B) amounts added back pursuant to this clause (viii) shall not exceed, when added to the aggregate amount of add backs made pursuant to clause (v) of this definition of “Consolidated EBITDA”, 25% of Consolidated EBITDA for such period calculated prior to giving effect to the add-backs set forth in this clause (viii); plus

(ix)any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of equity interests (other than disqualified equity interests) of the Borrower; plus

(x)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net

Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xi)any net loss included in Consolidated Net Income attributable to non- controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xii)realized foreign exchange gains or losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus

(xiii)net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

(b)decreased (without duplication) by the following:

(i)non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus

(iii)any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv)any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45;

(c)increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and

(d)increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any pro forma adjustment.

There shall be included in determining Consolidated EBITDA for any period, without duplication,
(A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Consolidated EBITDA of any related

Person, property, business or assets to the extent not so acquired), including, for the avoidance of doubt, the Acquired EBITDA of the Target Companies, to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Consolidated EBITDA for any period, there shall be excluded in determining the Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).